                                                                   EXHIBIT 10.12





                                  OFFICE LEASE


                                 by and between


                  University Bank & Trust Company of Palo Alto,
                        a California banking corporation

                                  ("Landlord")


                                       and


                                 Odwalla, Inc.,
                            a California corporation

                                   ("Tenant")

                                TABLE OF CONTENTS





         1.       Summary of Lease Provisions                 1

         2.       Premises                                    2

         3.       Term                                        2

         4.       Holdover                                    2

         5.       Rent                                        3

         6.       Late Charges                                5

         7.       Security Deposit                            5

         8.       Use of Premises                             6

         9.       Compliance with Law                         6

         10.      Alterations and Additions                   6

         11.      Liens                                       7

         12.      Repairs                                     7

         13.      Assignment and Subletting                   8

         14.      Indemnity                                   8

         15.      Insurance                                   9

         16.      Services and Utilities                     10

         17.      Property Taxes                             11

         18.      Rules and Regulations                      11

         19.      Entry by Landlord                          11

         20.      Destruction/Reconstruction                  11

         21.      Default                                     12

         22.      Remedies                                    12

         23.      Eminent Domain                              13

         24.      Estoppel Certificate                        13

         25.      Subordination                               13

         26.      Parking                                     14

         27.      Surrender of Premises                       14

         28.      Landlord Default and Mortgagee Protection   14

         29.      Authority                                   14

         30.      General Provisions                          15

         31.      Limitation of Liability                     16

         32.      Brokers                                     16

         33.      Option to Purchase                          16

         34.      Right of First Negotiation - Lease          18

         35.      Right of First Negotiation - Purchase       18

         36.      List of Exhibits                            19

                                  OFFICE LEASE



         1.       Summary of Lease Provisions.

                  (a) Landlord: University Bank & Trust Company of Palo Alto, a California banking corporation ("Landlord").

                  (b) Tenant: Odwalla, Inc., a California corporation
("Tenant").

                  (c) Commencement Date: June __, 1995.

                  (d) Premises: That certain building shown cross-hatched on the site plan attached hereto as Exhibit "A" and containing Fourteen Thousand Seven Hundred (14,700) rentable square feet (the "Premises") located at 100 Stone Pine Road, Half Moon Bay, California, situated on that certain real property more particularly described in the legal description attached as Exhibit "B" hereto. For purposes hereof, the Premises, together with the real property described on Exhibit "B" attached hereto, are sometimes collectively referred to herein as the "Project." (ARTICLE 2)

                  (e) Term: Approximately seven (7) years, commencing on the Commencement Date and expiring on the date which is seven (7) years following the Second Floor Rent Commencement Date (defined in Paragraph 5(a). (ARTICLE 3)

                  (f) First Floor Rent Commencement Date: Commencement Date. (ARTICLE 5)

                  Second Floor Anticipated Commencement Date: The earlier of (i) the date Landlord's Work (as defined in Exhibit "C" attached hereto) is completed, or (ii) the date one hundred twenty (120) days following the date Final Plans for the Landlord's Work are approved by Landlord and Tenant and all building permits applicable to such Landlord's Work have been obtained. (ARTICLE
3)

                  (g) Base Rent:

                  For purposes of this Paragraph 1(g), all references to "months" shall mean and refer to calendar months following the Second Floor Rent Commencement Date, except that the first month shall be the calendar month in which the Second Floor Rent Commencement Date occurs.

               First Floor Base Rent:
               ---------------------

               For the period commencing on the Commencement Date through April 30, 1997 - $1.40 per rentable square foot per month.

               For the period commencing on May 1, 1997 through the 24th month - $1.30 per rentable square foot per month.

Second Floor Base Rent:
----------------------

         Lease Months            Base Rent Per Rentable Square Foot Per Month
         ------------            --------------------------------------------

             1 - 12                                 $1.25
            13 - 24                                 $1.30

Entire Premises Base Rent:
-------------------------

         Lease Months            Base Rent Per Rentable Square Foot Per Month
         ------------            --------------------------------------------

           25 - 36                                  $1.35
           37 - 48                                  $1.40
           49 - 60                                  $1.50
           61 - 72                                  $1.55
           73 - 84                                  $1.60

               First month's Base Rent for the second floor of the Premises shall be delivered to Landlord upon execution of this Office Lease ("Lease") by Tenant. (ARTICLE 5)

               (h) Security Deposit: Eighteen Thousand Three Hundred Seventy-Five Dollars ($18,375). (ARTICLE 7)

               (i) Use of Premises: General office purposes. (ARTICLE 8)

               (j) Tenant's Proportionate Share: 100 percent (100%). (ARTICLE 5)

               (k) Addresses for Notices:

               To Landlord:  University Bank & Trust Company of Palo Alto
                             c/o JMA Properties, Ltd.
                             280 Second Street
                             Los Altos, CA  94022
                             Attn: Mr. Art Chapman

                  To Tenant:    To the Premises, with a
                                courtesy copy to:

                                Cooley Godward Castro Huddleson & Tatum
                                One Maritime Plaza
                                San Francisco, CA 94111-3580
                                Attn: Jeffrey S. Zimman

                  (l) Brokers: For Landlord, Ritchie & Ritchie Corporation ("R & R"). For Tenant, R & R. (ARTICLE 32)

                  (m) In the event of a conflict between the Summary of Lease Provisions set forth above and the balance of the Lease, the latter shall control.

                  2. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term, at the rental and upon the term and conditions set forth in this Lease, the Promises described in Paragraph 1(d) above. Landlord hereby grants to Tenant the nonexclusive right to use in common with others the Common Areas subject to the terms and conditions of this Lease. For purposes of this Lease, the "Common Areas" shall mean the areas outside the Premises and facilities provided and designated by Landlord from time to time for the general nonexclusive use, convenience or benefit of Tenant and other tenants and authorized users.

         All Tenant Improvements to be located within the Premises, including, but not limited to, all heating, ventilating and air conditioning systems, all electrical systems, all suspended ceilings, interior walls and partitions, and all floor, window and wall coverings, shall be constructed and installed by Landlord in accordance with the Work Letter Agreement attached hereto as Exhibit "C". Tenant shall have the exclusive right to cultivate approximately three hundred (300) square feet of the Common Areas as depicted in Exhibit "A" for the purpose of growing and harvesting vegetables.

         It is understood and agreed that the Fourteen Thousand Seven Hundred (14,700) square foot area of the Premises set forth above (comprised of seven thousand two hundred ninety-two (7,292) square feet on the first floor and seven thousand four hundred eight (7,408) square feet on the second floor) shall be used for all rent calculations and that neither party shall have a claim against the other for any change to or variance of said floor area figure.

                  3. Term.

                  (a) The term of the Lease shall commence on the date set forth in Paragraph 1(c) above ("Commencement Date") and shall expire on midnight on the date which is seven (7) years following the Second Floor Rent Commencement Date.

                  (b) If Landlord fails to deliver possession of the second floor of the Premises to Tenant on or before the Second Floor Anticipated Rent Commencement Date for any reason other than due to delays caused by Tenant or events beyond the reasonable control of Landlord, Landlord shall not be liable for any damages or losses incurred by Tenant in connection therewith, however Tenant may terminate this lease without further liability upon written notice to Landlord given not later than fifteen (15) days following the Second Floor Anticipated Rent Commencement Date.

                  (c) Provided that Tenant is not in default under the terms of the Lease and has made all previous rental payments in a timely manner, Tenant shall have the right to renew the Term of the Lease for a period of five (5) years commencing from the date of expiration of the initial Term of the Lease ("Extended Term") by serving Landlord with written notice of Tenant's election to renew not later than six (6) months prior to the date of the expiration of the initial Term of the Lease.

         Except for the redetermination of the monthly Base Rent in accordance with Paragraph 5(b) below, all other terms and conditions of the Lease shall apply to the Extended Term.

                  (d) Tenant shall have the right to terminate the Lease effective at the end of the sixtieth (60th) month of the Term of the Lease by giving written notice of such election to Landlord not later than the end of the fifty-third (53rd) month of the Term of the Lease. In consideration for such termination, Tenant shall pay to Landlord an amount equal to the total of (1) Sixty-eight Thousand Three Hundred Fifty-five Dollars ($68,355) plus (2) the product obtained by multiplying Two Hundred Eighty-six Thousandths (0.286) times the total of (a) the amount of Landlord's Contribution (defined in the Work Letter Agreement attached hereto as Exhibit "C", together with any additional amounts Landlord contributes for the cost of tenant improvements (if any) plus
(b) Sixty-two Thousand One Hundred Three Dollars) $62,103).

                  4. Holdover.

                  (a) Holding over after the expiration of the Term with the written consent of Landlord shall be a tenancy from month to month, at a rental rate to be mutually agreed upon.

                  (b) If Tenant remains in possession after the expiration of the Term without Landlord's written consent, Tenant shall pay to Landlord for each month of said possession the sum of one hundred twenty-five percent (125%) (prorated on a daily basis) of the monthly Base Rent for the month immediately preceding the expiration of the Term, plus an amount estimated by Landlord for operating expenses payable under this Lease, and Tenant shall also pay all costs, expenses and damages sustained by Landlord by reason of such retention of possession, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

                  5. Rent.

                  (a) During the initial Term of this Lease, Tenant agrees to pay to Landlord as monthly base rent for the Premises the base rent set forth in Paragraph 1(g) above ("Base Rent"). Tenant's obligation to pay Base Rent with respect to the first floor of the Premises shall commence on the Commencement Date ("First Floor Rent Commencement Date"). Tenant's obligation to pay Base Rent with respect to the second floor of the Premises shall commence on the date upon which the Tenant Improvements in the second floor of the Premises have been substantially completed by Landlord ("Second Floor Rent Commencement Date").

Base Rent for any partial month shall be prorated based upon a thirty (30) day month. Base Rent shall be paid in advance on the first (1st) day of each month during the Term, without prior notice or demand, and without deduction or offset, in lawful money of the United States of America, to Landlord, c/o JMA Properties, Ltd., 280 Second Street, Los Altos, CA, 94022, Attn: Mr. Art Chapman, or at such other place as Landlord may from time to time designate in writing.

                  (b) For purposes of Paragraph 5(a) above, the Tenant Improvements shall be deemed substantially completed upon the occurrence of the earlier of the following: (i) the date upon which such Tenant Improvements have been actually completed by Landlord and the issuance of appropriate governmental approvals for the occupancy of the Premises, whether temporary or permanent;
(ii) the date upon which such Tenant Improvements would have been substantially completed, except for delays caused by or changes in the work requested by Tenant, or (iii) the date upon which Tenant takes possession of the Premises.

                  (c) In the event Tenant elects to extend the Term of this Lease pursuant to Paragraph 3(d), the Base Rent to be paid during the first year of the Extended Term shall be an amount equal to ninety-five percent (95%) of the Prevailing Market Rental, as hereinafter defined; provided, however, that in no event shall the Base Rent during the first year of the Extended Term be less than the Base Rent then being paid by Tenant under the Lease. As used herein, the term "Prevailing Market Rental" shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party desiring to lease the Premises for the Extended Term, taking into account the age of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the same uses provided in Paragraph 8(a), the quality of construction of the Premises, the services provided under the terms of the Lease, the rental then being obtained for new leases of space comparable to the Premises in the locality of the Premises and all other factors that would be relevant to a third party in determining the rental such party would be willing to pay to lease the Premises for the Extended Term.

         On or before five (5) days after the Tenant provides Landlord with notice of Tenant's election to renew, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto. If Landlord and Tenant are unable to reach agreement on Prevailing Market Rental within ten (10) days after the date negotiations commence, then the Prevailing Market Rental shall be determined as follows:

                  (i) If Landlord and Tenant are unable to agree on the Prevailing Market Rental within said ten (10) day period, then, within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Market Rental. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two estimates; provided, however, that in no event shall the Base Rent during the first year of the Extended Term be less than the Base Rent then being paid by Tenant under the Lease.

                  (ii) If the matter is not resolved by the exchange of estimates as provided in subparagraph (i) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange of such estimates, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten (10) years' experience in appraising office space in San Mateo County, California. If the parties cannot agree on an appraiser, then, within a second period of seven (7) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria and, within a third period of seven (7) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria and the third appraiser shall determine the Prevailing Market Rental pursuant to subparagraph
(iii) below. If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

                  (iii) Once the arbitrator has been selected as provided for in subparagraph (ii) above, then, as soon as practicable but in any case within fourteen (14) days thereafter, the arbitrator shall select one of the two estimates of the Prevailing Market Rental submitted by Landlord and Tenant, which estimate shall be the one that is closer to the Prevailing Market Rental as determined by the arbitrator; provided, however, that in no event shall the Base Rent during the first year of the Extended Term be less than the Base Rent then being paid by Tenant under the Lease. The arbitrator's selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal. If the arbitrator believes that expert advice would materially assist such arbitrator, then the arbitrator may retain one or more qualified persons, including, but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice. The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator and of any experts retained by the arbitrator; provided, however, that any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the party retaining such counsel or expert.

                  (d) As additional rent hereunder, Tenant shall pay to Landlord Tenant's Proportionate Share (as defined below) of the total Operating Expenses incurred by Landlord in the administration, operation and maintenance of the Premises during the Term. For purposes of this Lease, it is agreed that Tenant's Proportionate Share shall be one hundred percent (100%). Landlord agrees that in no event shall Tenant's Proportionate Share of Operating Expenses allocable solely to the first floor of the Premises during the first twelve (12) months of the Sublease Term be greater than Forty Cents ($0.40) per rentable square foot of the first floor of the Premises per month. Anything herein to the contrary notwithstanding, Landlord agrees that Tenant's Proportionate Share of Operating Expenses allocable solely to the first floor of the Premises during the period commencing on the thirteenth month of the Lease Term and ending on April 30, 1997 (or such earlier date as to the sublease between Tenant, as sublessor, and Passport Designs, Inc., as sublessee, covering the first floor of the Premises may terminate) shall not be greater than 105% of Tenant's Proportionate Share of Operating Expenses allocable to the first floor of the Premises during the first twelve months of the Lease Term (prorated for the partial year).

         For purposes of this Lease, "Operating Expenses" shall include all costs paid or incurred by Landlord in connection with the ownership, operation, maintenance, repair, improvement, security and management of, replacements for, and all services and utilities rendered by Landlord in connection with, the Premises (including all Common Areas), including, without limitation, real property taxes and assessments (general and special), in lieu real property taxes, rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and collected by Landlord, or both), water and sewer charges, casualty and liability insurance (including earthquake and rental loss) premiums for insurance which Landlord is required to maintain hereunder or otherwise deems necessary, utilities, trash removal, labor, the management fee paid to the third party manager selected by Landlord or costs incurred by Landlord in the management of the Premises if no such third party manager is retained (in either event not to exceed four percent (4%) of the gross rental income of the Premises), including salaries and employer taxes in connection therewith, costs incurred in connection with rent collection, preparation and review of operation budgets, supervision of maintenance employees, and negotiation of maintenance and supply contracts, air conditioning and heating operating and maintenance, elevator maintenance, supplies, materials, equipment and tools, maintenance costs and upkeep of all parking and Common Areas and the landscaping thereof, maintenance and repair of intrabuilding network cabling, costs incurred to upgrade the utility, capacity or efficiency of any utility or telecommunications system serving the Premises, and any professional fees incurred by Landlord which will benefit all tenants equally (such as fees incurred for appealing property taxes). Landlord agrees to use its best efforts to secure all services, materials and supplies at competitive prices commensurate with the level of maintenance and services provided similar buildings in the area. The determination of the costs of management, operating, and maintenance of the Premises and the Common Areas and the costs of the capital improvements shall be in accordance with generally accepted accounting principles consistently applied.

         Notwithstanding the foregoing provisions of this Paragraph 5(c), Operating Expenses shall not include:


                  (i) depreciation;

                  (ii) costs of tenants' improvements;

                  (iii) interest;

                  (iv) capital items (i.e., items which Landlord is required to capitalize and not expense in the current year for federal income tax purposes), except that the cost of (i) capital improvements which reduce Operating Expenses and (ii) capital improvements required by laws, statutes, ordinances or regulations of any federal, state or local governmental agency not in effect as of the Commencement Date shall be included in Operating Expenses. The cost thereof shall be amortized over the useful life of the improvement or capital item, and Tenant shall pay Tenant's Proportionate Share of such amortized cost monthly from the date of installation or repair throughout the Lease term. The foregoing notwithstanding, if a capital improvement is required by law due to Tenant's specific use of the Premises or alterations made to the Premises by Tenant, then Tenant shall pay one hundred (100%) of the cost of such capital improvements, and such capital improvements shall not be considered an Operating Expense;

                  (v) payments on debt (principal or interest);

                  (vi) leasing commissions;

                  (vii) costs incurred to perform or correct the Landlord's work described in Exhibit "C";

                  (viii) costs of correcting defects in or inadequacy of the initial design of the structure of the Premises or Common Area;

                  (ix) legal fees;

                  (x) amounts paid to affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Project, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by an affiliate of Landlord;

                  (xi) wages of any employee above the level of building manager and chief engineer;

                  (xii) earthquake or other insurance, unless such insurance coverage was carried during the year in which the Commencement Date occurred;

                  (xiii) space planning fees, architectural fees, engineering fees (other than those relating to the general operation of the Premises or Common Areas thereof), marketing, advertising or any expenses incurred in connection with the development or leasing of the Premises;

                  (xiv) costs associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the costs and operation of the Project including legal entity formation and internal entity accounting;

                  (xv) any late fees or penalties or similar fees incurred by Landlord, except to the extent attributable to Tenant's late payment or non-payment of Base Rent or additional rent;

                  (xvi) any debt losses, rent losses or reserves for bad debt;

                  (xvii) the cost of (including increased real estate taxes and other Operating Expenses related to) any additional space to the Premises after the original construction;

                  (xviii) the cost of any repair in accordance with the paragraphs on fire, casualty and condemnation of this Lease;

                  (xix) unrecovered expenses incurred as a consequence of the grossly negligent operation and maintenance of the Building by the Landlord or Landlord's employees; and

                  (xx) real property taxes and assessments to the extent based on the excess of the assessed value of the Project over actual value thereof.

         Tenant's Proportionate Share of Operating Expenses shall be payable during the Term of this Lease in monthly installments on the first day of each month in advance, without deduction, offset, prior notice or demand, and shall be payable concurrently with monthly installments of Base Rent. Tenant's Proportionate Share of Operating Expenses shall be based upon an estimate of the Operating Expenses for such calendar year. As close as reasonably possible to the end of each calendar year, Landlord shall notify Tenant of Landlord's estimate of the Operating Expenses for the following calendar year. An amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such

Operating Expenses shall be payable monthly by Tenant commencing on the first day of the calendar year for which such estimate is given and continuing throughout the remainder of said calendar year. Until notice of the estimated Operating Expenses for any subsequent calendar year is delivered to Tenant, Tenant shall continue to pay on the basis of the prior estimate. Landlord may from time to time during the Term, but not more than twice each calendar year, adjust the current estimate of Operating Expenses to reflect current expenditures. Following written notice to Tenant of such revised estimate, any subsequent payments by Tenant of Operating Expenses shall be based upon such revised estimate. Within seventy-five (75) days after the end of each calendar year, or such later date after Landlord reviews the annual statement of Operating Expenses, Landlord shall provide Tenant with a reasonably detailed statement showing the actual Operating Expenses for the applicable calendar year. If Tenant's payments of Operating Expenses for any subsequent calendar year are less than or exceed the amount shown in such annual statement as Tenant's Proportionate Share of Operating Expenses (as prorated to reflect any partial year during the Term), then Tenant's account shall be adjusted accordingly. Tenant shall pay any deficiency upon receipt of Landlord's invoice, and all credits will be applied by Landlord to the payment(s) next due for Operating Expenses (or reimbursed in cash if such credit arises at the end of the Term of this Lease).

         Within one (1) year after the date of Tenant's receipt of the statement of actual Operating Expenses for an applicable calendar year, Tenant may give Landlord written notice of its intent to review records, invoices and receipts relating to the Operating Expenses for such calendar year. Tenant shall provide Landlord with at least ten (10) days prior written notice of the date upon which it intends to review such records, invoices and receipts. The review shall be performed during normal business hours at Landlord's principal place of business or such other location as may be designated by Landlord, and shall be performed at Tenant's sole cost and expense. Promptly following the completion of Tenant's review of such records, invoices and receipts, Tenant shall provide Landlord with a copy of the results of such review and Tenant's conclusions regarding any overstatement or understatement by Landlord of actual Operating Expenses for the applicable calendar year. In the event that Tenant's review shows an underpayment or overpayment of Operating Expenses by Tenant for the applicable calendar year, then, subject to Landlord's confirmation by its own review of said records, invoices and receipts, the parties shall promptly meet to resolve any discrepancy. Any discrepancy that cannot be resolved by the parties shall be submitted for resolution to an independent certified public accountant mutually selected by the parties, having no previous relationship to either of the parties. In the event that Tenant fails to provide Landlord with written notice of its intent to review such records, invoices and receipts within the aforementioned one (1) year period, Tenant shall be deemed to have approved the statement of actual Operating Expenses for such applicable calendar year; provided, however, Tenant shall not be deemed to have approved the statement of actual Operating Expenses for any year for which Tenant fails to provide Landlord with written notice of its intent to review records, invoices and receipts within one (1) year of receipt of the statement of Operating Expenses if Landlord has overstated such Operating Expenses for such year by more than ten percent (10%).

         6. Late Charges. Tenant agrees that all rental or other payments not paid within five (5) calendar days after the due date shall be considered delinquent and agrees to pay a late charge equal to ten percent (10%) of the delinquent payment. Rent mailed and bearing a U.S. Postal Service postmark up to the fifth (5th) day of a month shall not be considered delinquent. Additionally, any delinquent payments not paid within thirty (30) days of the original due date shall bear interest at the lower of the maximum rate then allowed by the law or two (2) percentage points (i.e., two percent (2%)) over the prime rate of interest charged from time to time by Bank of America, National Trust and Savings Association at its San Francisco, California office.

         7. Security Deposit.

                  (a) Tenant has deposited with Landlord the amount set forth in Paragraph 1(h) above to be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on such security deposit. If Tenant elects to extend the term of this Lease, Tenant shall deposit such sums as are necessary to increase the security deposit to an amount equal to the monthly Base Rent for the extended term of this Lease.

                  (b) If Landlord's interest in this Lease is assigned or otherwise transferred, Landlord shall transfer said security deposit to Landlord's assignee or such other successor-in-interest. Upon such transfer, Landlord shall have no further liability with respect to said security deposit, and the assignee or such other successor-in-interest shall have liability in connection therewith.

         8. Use of Premises.

                  (a) Tenant shall use the Premises for general office use and incidental retail sales (if permitted by zoning laws applicable to the Premises), and for no other purpose.

                  (b) Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will: (i) increase the existing rate of any fire or other insurance covering the Premises or any contents therein; or (ii) cause the cancellation of any insurance policy covering the Premises or any contents therein; or (iii) in any way obstruct or interfere with the rights of other users of the Common Areas or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit to suffer to be committed any waste in, on or about the Premises.

                  (c) The term "Hazardous Materials" as used in this Lease, shall include, without limitation, any chemical, substance or material which has been or is hereafter determined by any federal, state or local governmental agency to be capable of posing risk of injury to health or safety including, without limitation, petroleum, asbestos, polychlorinated biphenyls, radioactive materials and radon gas. Tenant shall not cause or knowingly permit to occur any act or omission of Tenant, its agents, servants, invitees and contractors which constitutes (i) any violation of federal, state or local laws now or hereafter enacted or issued, related to environmental conditions on, under or about the Premises, or arising from Tenant's leasehold interest in or use or occupancy of the Premises including, but not limited to, soil and groundwater conditions; or
(ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Materials on, under or about the Premises or the Common Areas or the transportation to or from the Premises or the Common Areas of any Hazardous Materials, except de minimis amounts of Hazardous Materials that are commonly used in office products or are present in ordinary cleaning supplies. All such office products and cleaning supplies will be used and stored in a manner that complies with all laws. Tenant shall at its own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under laws or ordinances relating to Hazardous Materials. Should any governmental entity having jurisdiction over the Premises demand that a remediation plan be prepared or that remediation be undertaken because of any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, and which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at its own expense, prepare and submit the required plans and carry out all such remediation plans. Tenant shall indemnify, defend and hold Landlord, its partners, officers, directors, beneficiaries, shareholders, agents, employees and lenders harmless from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including investigation costs and attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises and which arises at any time from Tenant's use or occupancy of the Premises or from Tenant's failure to provide all information, make all submissions and take all steps required by any governmental authorities having jurisdiction over the Premises. Tenant's obligations and the indemnity hereunder shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify, defend and hold Tenant, its partners, officers, directors, beneficiaries, shareholders, agents, employees and lenders harmless from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including investigation costs and attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials caused by Landlord, its agents, servants, invitees and contractors. Landlord's obligations and the indemnity hereunder shall survive the expiration or earlier termination of this Lease.

         9. Compliance with Law. Tenant shall not use the Premises or permit anything to be done in, on or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations and requirements now in force or which may hereafter be enacted or promulgated, except that Tenant shall not be required to make changes to the Premises not related to or caused by Tenant's improvements or acts. Tenant shall also comply with the requirements or any board of fire insurance underwriters or other similar bodies now in force or which may hereafter be enacted or promulgated relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord shall be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

         Except as provided in the next succeeding sentence, and subject to the provisions of clause (iv) of Paragraph 5(d) concerning the authorization of certain capital costs to be included as Operating Expenses, Landlord shall be responsible for the cost of retrofitting any part of the Premises in order to comply with applicable laws and building codes, including Title 24 or The Americans With Disabilities Act of 1990, 42 U.S.C. section 12101 et. seq. (the "ADA"), and the regulations promulgated thereunder. Except for the initial tenant improvements to be constructed by Landlord with respect to which the provisions of Exhibit "C" shall govern, Tenant shall be responsible for the cost of complying with applicable laws and building codes, including Title 24 and the ADA, and the regulations promulgated thereunder, with respect to any alterations that may be made to or installed in the Premises by or for Tenant or that are related to, or arise out of, Tenant's use of the Premises.

         10. Alterations and Additions.

                  (a) Tenant shall not make or allow any alterations, additions or improvements to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, that Landlord may withhold its consent to any structural alterations, additions or improvements to the Premises in its sole and absolute discretion. For purposes of this Lease, the installation, repair or removal by Tenant of telecommunications lines or the making by Tenant of connections or disconnections of telecommunications lines in a common telecommunications closet serving the Premises shall be deemed an alteration, addition or improvement requiring Landlord's consent hereunder. Landlord's prior written consent shall also be required for any alteration, addition or improvement in the Premises that would require an increase or modification of the Premises's telecommunications system beyond the original design of the Premises's telecommunications system. Except as provided below, any such alterations, additions or improvements, including, but not limited to, wall coverings, paneling and built-in cabinet work, but excepting movable furniture, vaults, safes and other trade fixtures, cabling and telecommunications lines installed by or on behalf of Tenant, shall become a part of the realty, shall belong to Landlord and shall be surrendered with the Premises at the expiration or earlier termination of this Lease. If Landlord consents in writing to any such alterations, additions or improvements, such alterations, additions or improvements shall be made by Tenant at Tenant's sole cost and expense, and shall comply with all laws, statutes, ordinances and governmental rules, regulations and requirements. Any contractor or person selected by Tenant to perform any such work shall first be approved by Landlord in writing, which approval shall not be unreasonably withheld. Landlord further reserves the right to have all plans and specifications for such alterations, additions or improvements prepared or approved by its architect or structural engineer at Landlord's expense. No such work shall be allowed to commence until three (3) days have elapsed from the date of Landlord's written consent. Upon expiration or earlier termination of this Lease, Tenant shall, upon written demand by Landlord given at least thirty (30) days prior to the expiration or earlier termination of this Lease, promptly remove any alterations, additions or improvements made by Tenant and designated by Landlord to be so removed. Tenant further agrees to remove its vaults, safes, files and other trade fixtures and telecommunications lines and cabling upon expiration or earlier termination of this Lease. Any such removal, and the repair of any damage to the Premises caused by such removal, shall be performed at Tenant's sole cost and expense.

                  (b) Tenant shall pay to Landlord as additional rent, the cost of any structural alteration to the Premises and/or, at Landlord's option, shall promptly make, at Tenant's sole expense and in accordance with the provisions of subsection (a) above, any structural or nonstructural alterations to the Premises required to comply with any applicable law, code, rule or regulations, whether now existing or hereinafter promulgated, where such alterations are required by reason of (i) the acts or omissions of its employees or agents; (ii) Tenant's use or change of use to the Premises; (iii) alterations or improvements to the Premises made by or for Tenant; or (iv) Tenant's application for any permit or governmental approval.

         11. Liens. Tenant shall keep the Premises and the Common Area free and clear from any and all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one half (1-1/2) times the estimated cost of any improvements, additions or alterations to be made by Tenant to protect Landlord against liability for any such work or materials. Landlord shall also have the right to post and maintain on the Premises such notices of nonresponsibility as may be required by law to protect Landlord's rights on the Premises and the Common Areas. Should any claim or lien be filed against or any action be commenced affecting the Premises or Common Areas, or any part thereof, and/or Tenant's interest therein, arising out of the work performed, materials furnished or obligations incurred by Tenant, Tenant shall give Landlord notice of such lien or action within three (3) days after Tenant receives notice of the filing of the lien or the commencement of the action. Immediately upon Tenant's receipt of notice of such lien or action, Tenant shall cause such lien to be released of record by payment of the lien or posting of a proper bond. If Tenant does not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of any claim giving rise to such lien or posting of a proper bond. All sums payable by Landlord pursuant to this Paragraph 11 and all expenses incurred by or in connection therewith, including attorneys' fees and costs of suit, shall be payable to Landlord by Tenant as additional rent within ten (10) days after receipt of Landlord's invoice therefor.

         12. Repairs.

                  (a) By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good sanitary order, condition and repair, except for (i) patent defects of which Tenant notifies Landlord within thirty (30) days thereafter and (ii) latent defects. Except as may be otherwise specified herein, Landlord makes no representation or warranty about the suitability of the Premises for Tenant's use or the condition of the Premises or the building systems including, without limitation, the condition, installation or ownership of any intrabuilding network cabling.

                  (b) Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair and, upon the expiration or earlier termination of this Lease, surrender the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant's obligations hereunder shall include maintenance and repair of all telecommunications wiring and cabling in the Premises.

                  (c) Notwithstanding the provisions of Paragraph 12(a) above, Landlord shall repair and maintain the structural portions of the Premises, including, but not limited to, the plumbing, electrical and heating, ventilating and air conditioning systems installed or furnished by Landlord (but excluding exposed plumbing and related fixtures located in the Premises which shall be maintained by Tenant) in accordance with applicable laws, statutes, ordinances, rules and regulations or governmental agencies having jurisdiction over Landlord. Landlord also shall maintain the Common Areas outside the Building. Tenant, as an Operating Expense under Paragraph 5(c) (subject to the exclusions set forth therein), shall pay its pro rata share of all costs incurred by Landlord in repairing and maintaining the structural portions of the Premises and such systems described above and the Common Areas outside the Building, unless such maintenance and repairs are caused in whole or in part by the act, neglect, fault or omission of any duty by Tenant, its agents, employees, contractors, subcontractors or invitees, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in performing such maintenance and repairs.

         Except as provided in Paragraph 20 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any necessary repairs, alterations or improvements to any portion of the Premises or Common Areas, or to any fixtures, appurtenances and equipment located in, on or about the Premises or Common Areas, provided that Landlord in making such repairs shall do so in a manner so as to minimize such interference. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

         13. Assignment and Subletting.

                  (a) Tenant shall not, voluntarily or by operation of law, assign or transfer all or any portion of Tenant's interest under this Lease or in the Premises, sublease all or any portion of the Premises, or allow any other person or entity (except Tenant's employees, agents and invitees) to occupy or use all or any portion of the Premises, without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld subject to the terms of this Paragraph 13. Without limiting Landlord's right to withhold such written consent under this Paragraph 13, Landlord's refusal to provide such written consent shall be deemed reasonable if:

                         (i) The character, reputation and financial
responsibility of the proposed assignee, transferee or subtenant is not satisfactory to Landlord or, in any event, is not at least equal to the character, reputation and financial responsibility possessed by Tenant or represented to Landlord to be possessed by Tenant as of the date of the execution of this Lease and/or the date of the requested consent; or

                         (ii) The proposed assignee, transferee or subtenant
fails to agree in writing to assume and be bound by all of the terms and provisions of this Lease.

                  (b) To the extent that the aggregate amount of any rental or other payments to be made by the proposed assignee, transferee or sublessee to Tenant exceeds the sum of (i) the aggregate amount of the monthly Base Rent payable by Tenant to Landlord during the term of such sublease, transfer or assignment or the remaining Term of the Lease, whichever expires earlier, (ii) the amount of any commissions payable in connection with such sublease, transfer or assignment, and (iii) the cost of any alterations or improvements reasonably requested to be installed in connection with such sublease, transfer or assignment, such excess amount shall be amortized ratably over the term of such sublease, transfer or assignment or the remaining Term of the Lease, whichever expires earlier, and fifty percent (50%) of such amortized portion of such excess amount shall be paid by Tenant to Landlord on the first day of each month during the applicable term.

                  (c) If Tenant is a corporation or at any time becomes a corporation which, under the then current laws of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer or assignment, directly or indirectly, of any stock or interest in such corporation, association or partnership during the Term of this Lease which, in the aggregate, exceeds forty-nine percent (49%) of the total shares and/or interest of such corporation, association or partnership and is accompanied by a material change in senior management shall be deemed an assignment within the meaning and provisions of this Paragraph 13.

                  (d) In the event Tenant proposes to transfer, assign, or sublet the Premises or Tenant's interest under this Lease, enter into any license or concession agreement or effect any change of ownership in the Premises, Tenant shall, within thirty (30) days prior to the proposed transaction, supply to Landlord the following in writing:

                         (i) The name and address of the proposed assignee,
transferee or subtenant.

                         (ii) All details as to the proposed assignment,
subletting or transfer, including, without limitation, all of the terms and conditions thereof and all sums or consideration to be paid in connection therewith.

                         (iii) A financial statement certified by an officer,
partner or principal of the proposed assignee, transferee or subtenant, dated within thirty (30) days of the date of notification of the proposed transfer, assignment, sublease.

                         (iv) Within ten (10) days prior to any transfer,
assignment or sublease, true, correct and complete copies of all agreements, assignments, subleases and documents pertaining thereto.

         Anything contained in this Paragraph 13 to the contrary notwithstanding, no transfer, assignment or subletting of the Premises or Tenant's interest under this Lease shall be effective unless all of the above provisions are complied with within the time limits provided herein.

                  (e) Any additional documentation reasonably required by Landlord shall be prepared and executed by Tenant and its assignee, subtenant or transferee and delivered to Landlord prior to, and as a condition to the effectiveness of, any such assignment, sublease or transfer. Tenant shall pay to Landlord upon demand all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with Landlord's analysis and processing of, and review, preparation and negotiation of all documentation related to, any proposed assignment, sublease or transfer, whether or not Landlord consents thereto.

                  (f) Notwithstanding anything contained herein to the contrary, no sublease, transfer or assignment by Tenant of the Premises or Tenant's interest under this Lease shall release Tenant or any guarantor from any liability under this Lease, regardless of whether or not Landlord's consent is required herein, nor shall Landlord's failure to give Tenant or any such guarantor notice of Tenant's default under any of the terms or conditions of this Lease release Tenant or such guarantor from any liability hereunder. A consent to any assignment, subletting, occupation or use shall not be deemed a consent to any subsequent assignment, subletting, occupation or use. Any purported assignment, subletting or permission to occupy or use the Premises without the prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default by Tenant under this Lease.

         14. Indemnity.

                  (a) Tenant shall indemnify, defend and hold Landlord, its partners, officers, directors, employees and agents and Landlord's property harmless from and against any and all liability, claims, loss, damages and expenses, including attorney's fees and costs of suit, arising by reason of death or injury to any person, including Tenant or any person who is an employee, agent, contractor, subcontractor or invitee of Tenant, or by reason of any damage to or destruction of any property, including property owned by Tenant or any person who is an employee, agent, contractor, subcontractor or invitee of Tenant, arising out of any occurrence in, on or about the Premises or Common Areas, or any part thereof, if and to the extent: (i) caused or contributed to by Tenant or its employees, agents, contractors, subcontractors or invitees;
(ii) resulting from a breach or default by Tenant under this Lease; (iii) arising out of any occurrence in, on or about the Premises on account of the use, condition, occupational safety or occupancy of the Premises; (iv) arising out of any alterations, additions or improvements undertaken by Tenant or any work or services performed for or materials used by or furnished to Tenant or its employees, agents, contractors, subcontractors or invitees with respect to the Premises (including the removal of any mechanics' liens); (v) arising out of the transportation, handling, use, generation, storage, disposal or release of any Hazardous Materials in, on or about any portion of the Premises or Common Areas by Tenant or its employees, agents, contractors, subcontractors or invitees; or (vi) resulting from Tenant's delay or failure to surrender the Premises in accordance with Paragraph 27 below.

Tenant's obligations under this subparagraph (a) shall survive the expiration or earlier termination of this Lease.

         Landlord shall indemnify, defend and hold Tenant, its partners, officers, directors, employees and agents and Tenant's property harmless from and against any and all liability, claims, loss, damages and expenses, including attorneys' fees and costs of suit, arising by reason of death or injury to any person, including Landlord or any person who is an employee, agent, contractor, subcontractor or invitee of Landlord, or by reason of any damage to or destruction of any property, including property owned by Landlord or any person who is an employee, agent, contractor, subcontractor or invitee of Landlord, arising out of any occurrence in, on or about the Premises or Common Areas, or any part thereof, if and to the extent: (i) caused or contributed to by Landlord or its employees, agents, contractors, subcontractors or invitees; (ii) resulting from a breach or default by Landlord under this Lease; (iii) arising out of any alterations, additions or improvements undertaken by Landlord or any work or services performed for Landlord or its employees, agents, contractors, subcontractors or invitees with respect to the Premises; or (iv) arising out of the transportation, handling, use, generation, storage, disposal or release of any Hazardous Materials in, on or about any portion of the Premises or Common Areas by Landlord or its employees, agents, contractors, subcontractors or invitees; provided, however, that Landlord's liability hereunder shall not include or extend to any loss of profits or loss of business by Tenant. Landlord's obligations under this subparagraph (a) shall survive the expiration or earlier termination of this Lease.

                  (b) Tenant hereby assumes all risk of damage to property and death or injury to persons in, on or about the Premises from any cause other than Landlord's negligence or misconduct, and Tenant hereby waives all claims in respect to such death, injury or damage against Landlord. Landlord and its agents shall not be liable for any damage to property entrusted to employees of Landlord or its agents, any loss or damage to any property by theft or otherwise, or any injury or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the negligence of Landlord, its agents or employees.

                  (c) If any action or proceeding is brought by reason of any claim which is subject to a party's indemnity obligation under this Paragraph 14 and in which the other party is named a party, such party shall defend the other party therein at the indemnifying party's expense by counsel reasonably satisfactory to the indemnified party.

                  (d) Landlord and its agents and employees shall not be liable for interference with light or other incorporeal hereditaments or loss of business by Tenant. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or the Common Areas or of alleged defects in the Premises or any fixtures or equipment located therein.

         15. Insurance.

                  (a) Tenant shall, at Tenant's sole cost and expense, obtain and keep in force, during the entire Term of this Lease, the following insurance policies:

                         (i) Commercial general public liability insurance
insuring Landlord and Tenant against claims for personal injury, death and property damage occurring in, on or about the Premises and all areas appurtenant thereto. Such insurance shall include contractual indemnity coverage for Tenant's indemnity obligation under Paragraph 14 and contain a cross-liability (severability of interests) clause and an extended (broad form) liability endorsement, including blanket coverage. The minimum acceptable amount of comprehensive liability insurance is $2,000,000 against claims in any occurrence, and property damage insurance in an amount of not less than $1,000,000 per occurrence, with a combined single limit of $3,000,000. The limit of said insurance shall not, however, limit the liability of Tenant hereunder.

                         (ii) Business interruption insurance, insuring Tenant
for a period of twelve (12) months against losses arising from interruption of Tenant's business (including interruption in Tenant's telecommunication services) and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form and with such deductible amounts as are reasonably satisfactory to Landlord.

                         (iii) All of said policies shall name Landlord, and if
requested by Landlord, any lender holding an encumbrance on the Premises as an additional insured. If Tenant fails to maintain and procure said insurance, Landlord may, but shall not be required to procure and maintain the same at the expense of Tenant. Insurance required hereunder shall be with insurance companies rated A-Class X or better in "Best's Insurance Guide." Tenant may carry any of said policies under a blanket policy. Tenant shall deliver to Landlord prior to Tenant's occupancy of the Premises copies of policies of the insurance required herein or certificates evidencing the existence and amount of such insurance, including, for Tenant's liability insurance, loss payable clauses satisfactory to Landlord. Tenant shall also during the Lease Term, at Tenant's sole cost and expense, procure and keep in force such other insurance as required by law, including, without limitation, workers' compensation insurance. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. The above stated minimum levels of coverage are subject to amendment by Landlord upon ninety (90) days written notice should economic or other conditions, in the reasonable judgment of Landlord, warrant adjustment thereof.

                  (b) Landlord shall carry and maintain, during the entire Term of this Lease, fire and all risk insurance insuring the Premises for their full replacement cost. Said insurance policy or policies shall cover at least the following risks: fire, smoke damage, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, malicious mischief, vandalism, aircraft and sprinkler leakage, and, at Landlord's option, earthquake and flood, provided such insurance is available at commercially reasonable rates and is generally carried by owners of comparable properties in the area. Additionally, such policy or policies shall have a loss of rents endorsement. Landlord shall also carry a general liability policy with limits as Landlord deems reasonable. The premiums for such policy or policies shall be included in Operating Expenses. Any loss payable under such property damage insurance shall be payable to Landlord and any lender holding an encumbrance on the Premises. The proceeds from any such policy or policies for damages to the Premises shall be used for the repair of the Premises, except as otherwise set forth in Paragraph 20.

                  (c) Notwithstanding the provisions of Paragraph 14, Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective partners, officers, directors, shareholders, employees and agents, from any and all claims or demands of damages, losses, expenses or injury to the Premises or the Common Areas, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, on or about the Premises or the Common Areas, which is caused by or results from insured perils, events or happenings to the extent covered by the insurance required to be carried by the respective parties pursuant to this Paragraph 15 and in force at the time of any such loss, whether due to the negligence of the other party or its partners, officers, directors, shareholders, employees and agents, and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the collectible insurance covering such loss and to the extent such insurance policies and coverage are not prejudiced thereby. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party (and such other party's partners, officers, directors, shareholders, employees and agents, if applicable) in connection with any injury or damage covered by such policy.

                  (d) Tenant acknowledges and agrees that the casualty insurance coverage carried by Landlord will not cover Alterations in the Premises installed by Tenant at Tenant's expense or Tenant's personal property, equipment or fixtures located within the Premises. Tenant may, in its own discretion, maintain casualty insurance on its personal property, equipment and fixtures at its own cost and expense.

         16. Services and Utilities.

                  (a) Landlord shall cause to be furnished to the Premises during the term of this Lease, water and sanitary sewer services required for general office use. The cost of furnishing such water and sanitary sewer services shall be an Operating Expense as defined in Paragraph 5(d) above. Tenant acknowledges and agrees that Landlord shall not be liable to Tenant and Tenant hereby releases Landlord from any and all claims, liabilities, damages, losses, actions, costs and expenses as a result of or related to any interruption of water and/or sanitary sewer services for reasons beyond the control of Landlord; provided, however, in no event shall Landlord be liable to Tenant for lost profits or loss of business. The actions of any water or sanitary sewer company or public utility or governmental agency providing water or sanitary sewer services shall not be imputed to Landlord. Landlord shall provide Tenant with a connection for Tenant's telecommunications wiring and cabling ("Interior Wire") to the point of connection with the local regulated public utility. Such connection shall be from the telecommunications line closet serving the Premises to the demarcation points supplied by the local regulated public utility. Tenant understands and acknowledges that the telecommunications capacity supplied to the Premises shall not exceed the capacity for which the Premises was designed. If Tenant requires any extraordinary telecommunication services that require any increase in the capacity of the Premises' telecommunications system and/or intrabuilding network cabling, then Tenant shall pay, as additional rent, the cost of any alterations, modifications or improvements required to be made to the Premises's telecommunications system and/or intrabuilding network cabling to provide such extraordinary service. All connection, disconnection, removal, repair and installation of telecommunications lines and cabling shall be performed by a qualified contractor approved by Landlord in advance. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental nor shall a constructive eviction be deemed to have occurred by reason of Landlord's failure to furnish any of the foregoing utilities and services when such failure is caused by accident, breakage, repairs, strikes, lockout or labor disturbances or disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall be liable for any loss of or injury to property, however occurring, in connection with the furnishing or failure to furnish any of the foregoing utilities and services for reasons beyond Landlord's control. In no event shall Landlord be liable for, and Tenant hereby releases Landlord from any and all claims for loss, damage, cost or expense incurred by Tenant as a result of the interruption of any water, sanitary sewer or telecommunications services. If heat generating machines or equipment used in the Premises affect the temperature otherwise maintained by the air conditioning units in the Premises and/or the cost of providing air conditioning services to the Premises, including the cost of installation, the costs resulting therefrom shall be paid by Tenant to Landlord upon demand by Landlord.

                  (b) Tenant shall not pay during the Lease Term, and prior to delinquency, all charges for janitorial service, electricity, light, power, telephone and other communication service supplied to or consumed on the Premises (collectively "Utilities") and all taxes, levies and surcharges therefor. Tenant shall arrange for janitorial services and electricity to be supplied to the Premises and Tenant shall contract in its own name for the aforementioned Utilities. The Commencement Date shall not be delayed by reason of any failure by Tenant to contract for such Utilities in its own name. Landlord agrees that prior to the Commencement Date, Landlord shall, at its sole cost, cause electricity to be separately metered on the first and second floors of the Premises.

                  (c) Tenant shall not, without the written consent of Landlord, use any apparatus, machine, system or device in the Premises which will overburden or exceed the capacity of the electrical system in the Premises. Tenant shall not connect with electric current, except through approved electrical outlets in the Premises or such additional electrical outlets as may be installed by a licensed electrical contractor in conformance with applicable building codes. If Tenant requires water in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord (which Landlord may withhold in its sole and absolute discretion), and Landlord may cause a separate water meter to be installed in the Premises to measure the amount of water consumed for any such use. The cost of installation, maintenance and repair of any such meter shall be paid by Tenant. Tenant agrees to pay to Landlord promptly upon demand for all such excess water consumed as shown by said meter, at the rate charged for such service by the local public utility furnishing the same, plus any additional expenses incurred in keeping account of the water so consumed. If a separate meter is not so installed, such excess cost for such water shall be established and adjusted from time to time by an estimate made by a utility company or electrical engineer.

                  (d) Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of federal, state or local government agencies or utility suppliers for reducing energy or other resource consumption. The lack or shortage of any service or utility shall not affect Tenant's obligations hereunder, and Tenant shall faithfully keep and observe all of the terms, conditions and covenants of this Lease and pay all rentals due hereunder without abatement, setoff, diminution, credit or deduction.

         17. Property Taxes. Tenant shall pay before delinquency all taxes levied or assessed against Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises. If any of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property are assessed and taxed with the Premises, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery by Landlord to Tenant of a statement in writing setting forth the amount of taxes applicable to Tenant's property.

         18. Rules and Regulations. [intentionally omitted]

         19. Entry by Landlord.

                  (a) Landlord reserves the right to enter the Premises at any reasonable time to inspect the Premises, to provide any services which Landlord is obligated to provide to Tenant hereunder, to submit the Premises to prospective purchasers, lenders, or tenants, to post notices of non-responsibility, and to alter, improve, maintain or repair the Premises, all without abatement of rent. Except in cases of emergencies and for purposes of posting notices of nonresponsibility, Landlord shall provide Tenant with reasonable prior telephone notice of each such entry prior to entering the Premises.

Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, but shall not block the entrance to the Premises nor unreasonably interfere with Tenant's business, except as reasonably required for the particular activities of Landlord. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, interference with quiet enjoyment, or other damage arising out of Landlord's entry on the Premises as provided in this paragraph, except damage, if any, resulting from the negligence of Landlord or its authorized representatives, provided that Landlord in any such entry shall minimize interference with Tenant's business.

                  (b) Landlord shall retain a key with which to unlock all doors into, within and about the Premises, excluding Tenant's vaults, safes and files. In an emergency, Landlord shall have the right to use any means which Landlord deems reasonably necessary to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care regarding Tenant's property. Any such entry to the Premises by Landlord shall not be construed or deemed to be a forcible or unlawful entry or detainer of the Premises, or an eviction of Tenant from all or any portion of the Premises.

         20. Destruction/Reconstruction.

                  (a) If the Premises are damaged or destroyed by any casualty covered by the casualty insurance carried by Landlord pursuant to Paragraph 15(b) above, the cost of restoration will not exceed twenty-five percent (25%) of the full insurable value of the Premises, and the net insurance proceeds paid or made available to Landlord for restoration or rebuilding of the Premises are sufficient to restore the affected portion of the Premises under then-existing building codes to the condition existing immediately prior to such damage or destruction, then Landlord shall promptly and diligently proceed to repair and restore the same to substantially the same condition existing immediately prior to such damage or destruction; provided, however, and subject to Paragraph 15(c), that should such damage or destruction be caused by the act, negligence or fault or omission of any duty by Tenant, its agents, employees, contractors, subcontractors, or invitees, Tenant (and not Landlord) shall be so obligated to repair and restore the Premises.

         If the Premises are damaged or destroyed by any casualty where the cost of restoration is equal to or greater than twenty-five percent (25%) of the full insurable value of the Premises, or where the casualty is not required to be insured against by Landlord, or where the casualty is actually insured against by Landlord but the insurance proceeds paid or made available to Landlord plus applicable deductibles are insufficient to restore the affected portion of the Premises under then-existing building codes to the condition existing immediately prior to such damage or destruction, then Landlord may (but shall not be obligated to) repair and restore such damage or destruction to the Premises. Landlord shall make such election within sixty (60) days after the event causing such damage or destruction by providing Tenant with written notice thereof. If Landlord elects not to repair or restore the Premises as provided in this paragraph, then this Lease shall terminate upon the date of Landlord's election not to repair or restore the same.

         If the damage or destruction was caused by the negligent act or omission of any duty by Tenant, its agents, employees, contractors, subcontractors or invitees, then, notwithstanding any provision to the contrary in this Paragraph 20, and subject to Paragraph 15(c), Tenant shall be liable to Landlord therefor. If Landlord elects not to repair or restore the Premises, Tenant shall comply with each of the following conditions: (i) Tenant shall pay to Landlord all rentals prorated to the date of termination, provided that monthly Base Rent shall, following such damage or destruction, be proportionately reduced (to the extent of rental loss insurance proceeds paid to Landlord) based upon the extent to which such damage or destruction interferes with Tenant's business conducted on the Premises, as reasonably determined by Landlord; (ii) the insurance proceeds paid by Landlord's insurer for loss or damage to the Premises shall be disbursed to Landlord, including, without limitation, any proceeds available from insurance carried by Tenant which covers loss to fixtures or any other property which is the property of Landlord or which would become the property of Landlord upon termination of this Lease, and any other insurance carried by Tenant pursuant to Paragraph 15(a) above; and
(iii) Tenant shall deliver possession of the Premises to Landlord and quitclaim to Landlord all right, title and interest of Tenant in and to the Premises, upon the date of Landlord's election not to repair or restore the affected portion of the Premises.

                  (b) Notwithstanding anything to the contrary contained in this Paragraph 20, if the Premises are damaged or destroyed in whole or in part during the last twelve (12) months of the Term of this Lease, Landlord may terminate this Lease as of the date of the event of such damage or destruction by giving written notice to Tenant, within thirty (30) days after the event of such damage or destruction, of Landlord's election to so terminate this Lease.

                  (c) If Landlord is required or elects to repair the damage or destruction to the Premises pursuant to Paragraph 20(a) above, then (i) this Lease shall remain in full force and effect; (ii) monthly Base Rent shall be proportionately reduced (to the extent of rental loss insurance proceeds paid to Landlord) during the period of repair based upon the extent to which the making of repairs interferes with Tenant's business conducted on the Premises, as reasonably determined by Landlord; and (iii) the applicable deductibles shall be included in Operating Expenses, which deductibles shall be reasonable in amount. Landlord shall not have any liability for, nor be required to, repair or replace any Alterations installed in the Premises at Tenant's expense or any personal property, equipment and fixtures of Tenant or any other items required to be insured by Tenant pursuant to Paragraph 15(a) above, and Tenant shall be obligated to promptly rebuild or restore the same to the condition existing immediately prior to such damage or destruction in accordance with the provisions of Paragraph 10 above.

         Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have any right to terminate this Lease as a result thereof, provided that if such damage or destruction materially interferes with Tenant's use of the Premises, Tenant may terminate this Lease if the Premises cannot reasonably be or in fact are not restored within one hundred twenty (120) days following the casualty.

         Tenant waives any right to terminate this Lease upon any such damage or destruction, including, without limitation, any rights under section 1932 and subdivision 4 of section 1933 of the Civil Code of California, as amended from time to time, or under the provisions of any similar laws hereinafter enacted.

         21. Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

                  (a) The abandonment of the Premises by Tenant.

                  (b) The failure by Tenant to make any payment of rent or any other payment required of Tenant hereunder as and when due, where such failure continues for a period of three (3) days after written notice thereof by Landlord to Tenant.

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provision of this Lease, where such failure continues for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and, thereafter, diligently pursues the same to completion.

                  (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or the reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located in the Premises or Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         22. Remedies. Landlord shall have the following remedies if Tenant is in default under this Lease. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law:

                  (a) Upon the default by Tenant under this Lease, Landlord shall have the remedies described in California Civil Code section 1951.4 (i.e., Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign, subject to reasonable limitations). Neither any efforts by Landlord to mitigate damages caused by a default by Tenant under this Lease nor the acceptance of any rent shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including, without limitation, the rights or remedies specified in this Paragraph 22(b) below. Upon any default by Tenant under this Lease, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. In addition to rent otherwise due and payable hereunder, Tenant shall be liable to Landlord for all costs which Landlord incurs in reletting the Premises, including, without limitation, costs incurred to remodel the Premises if reasonably required for such reletting. Any such reletting may be for a period shorter or longer than the remaining Term of the Lease. No act by Landlord allowed by this Paragraph 22(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession of the Premises. If Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability under this Lease. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

                  (b) Upon any default by Tenant under this Lease, Landlord may terminate Tenant's right to possession of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease, including acts of maintenance, efforts to relet the Premises, or the appointment of a receiver. Upon such termination, Landlord shall have the right to recover from Tenant:

                         (i) The worth at the time of the award computed by
allowing interest from the termination date of the Lease through the date of award of the unpaid rent which had been earned at the time of said termination date; plus

                         (ii) The worth at the time of the award computed by
allowing interest from the termination date of the Lease through the date of award of the amount by which the unpaid rent which would have been earned after the said termination date until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (iii) The worth at the time of the award of the amount
by which the unpaid rents for the balance of the term of the Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                         (iv) Any other amounts necessary to compensate Landlord
for detriment proximately caused by the default by Tenant or which, in the ordinary course of events, would likely result therefrom, without limitation (A) expenses in retaking possession of the Premises, (B) expenses for cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting, (C) expenses for removing, transporting or storing any of Tenant's personal property left at the Premises (although Landlord shall have no obligation to remove, transport or store any such personal property), (D) expenses of reletting the Premises, including without limitation, brokerage commissions, advertising costs and attorneys' fees, (E) attorneys' fees and court costs, (F) any unamortized real estate brokerage commissions paid in connection with this Lease, and (G) any cost of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, and utilities.

         "The worth at the time of the award" of the amounts referred to in (i) and (ii) of this Paragraph 22(b) shall be computed by allowing interest at the maximum rate allowed by law. "The worth at the time of the award" of the amount referred to in (iii) of this Paragraph 22(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

         23. Eminent Domain. If more than twenty-five percent (25%) of the Premises is taken or appropriated by any public or quasi-public authority under powers of eminent domain, or if less than twenty-five percent (25%) of the Premises is taken or appropriated and the Premises or Common Areas remaining are inadequate for the continued operation of Tenant's business therein as reasonably determined by Tenant, either party hereto shall have the right, at its option, to terminate this Lease. If less than twenty-five percent (25%) of the Premises is taken (or if neither party elects to terminate this Lease in the event more than twenty-five percent (25%) of the Premises is taken), this Lease and Tenant's obligation to pay rent as provided herein shall continue in full force and effect; provided, however, that such rental shall be equitably reduced by Landlord. Whether or not this Lease is terminated by reason of any such taking or appropriation, Landlord shall be entitled to the entire award and compensation for the taking which is paid or made by the public or quasi-public agency, and Tenant shall have no claim against said award, except for amounts paid directly to Tenant for its moving expenses, interruption to its business, damage to its personal property or trade fixtures, or goodwill. A voluntary sale by Landlord to any public body or agency having the power of eminent domain, either under threat of condemnation or while the condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this paragraph.

         24. Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit and the date to which any rentals or other charges are paid in advance, if any, (b) acknowledging that there are not, any unsecured defaults under the Lease, or specifying such defaults, if any, which are claimed, and (c) certifying to such other facts as Landlord may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises, any purchasers of Tenant's business or any successor-in-interest of Tenant. Tenant's failure to execute and deliver any estopped certificate requested by Landlord within said ten (10) day period shall be conclusive evidence upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord and has not been assigned,
(ii) there are no uncured defaults in Landlord's performance, (iii) no rentals have been paid in advance except those set forth in the Lease.

         Landlord shall, at any time and from time to time, upon not less than ten (10) days prior written notice from Tenant, execute, acknowledge and deliver to Tenant a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit and the date to which any rentals or other charges are paid in advance, if any, (b) acknowledging that there are not, any unsecured defaults under the Lease, or specifying such defaults, if any, which are claimed, and (c) certifying to such other facts as Tenant may reasonably request. Any such statement may be relied upon by any prospective purchasers of Tenant's business or any successor-in-interest of Tenant. Landlord's failure to execute and deliver any estopped certificate requested by Tenant within said ten (10) day period shall be conclusive evidence upon Landlord that (i) this Lease is in full force and effect without modification except as may be represented by Tenant and has not been assigned,
(ii) there are no uncured defaults in Tenant's performance, (iii) no rentals have been paid in advance except those set forth in the Lease.

         25. Subordination. Tenant agrees that, upon the request of Landlord and any present or future holder of any mortgage, deed of trust or other encumbrance affecting the Premises, Tenant shall subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any consolidations, renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against Landlord's interest in the Premises, this Lease or the leasehold estate hereby created. Tenant shall execute, acknowledge and deliver to Landlord, upon written request by Landlord, such documents as may be required to effectuate such subordination.

         In the event that any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale, under any mortgage, deed of trust or other encumbrance covering the Premises, Tenant shall attorn to the purchaser or transferee upon any such foreclosure or sale and recognize such purchaser or transferee as the landlord under this Lease. In the event that any mortgagee, beneficiary or encumbrancer requires Landlord to obtain from Tenant a separate attornment agreement in favor of such mortgagee, beneficiary or encumbrancer, Tenant shall, upon written request by Landlord, execute and deliver to Landlord an attornment agreement in a form acceptable to such mortgagee, beneficiary or encumbrancer.

         In the event that the mortgagee, beneficiary or such other party named in any such mortgage, deed of trust or other encumbrance elects to have this Lease prior to its mortgage, deed of trust or other encumbrance, then, upon such mortgagee, beneficiary or such other party giving written notice to Tenant to that effect, this Lease shall be deemed prior to such mortgage, deed of trust or other encumbrance, whether or not this Lease is dated or recorded prior to or subsequent to the date of recordation of such mortgage, deed of trust or other encumbrance. Tenant shall execute, acknowledge and deliver to Landlord, upon written request by Landlord, such documents as may be required to effectuate the priority of the Lease to such mortgage, deed of trust or other encumbrance.

         In the event that Tenant shall fail, neglect, or refuse to execute and deliver any such documents within ten (10) days after receipt of Landlord's written request to do so, such failure, neglect or refund shall constitute a default by Tenant under the Lease.

         Notwithstanding any other provision of this Paragraph 25, Tenant's quiet possession, use and enjoyment of the Premises shall not be disturbed so long as Tenant duly performs its obligations under the Lease.

         26. Parking. Tenant acknowledges that the owners, occupants, tenants, guests or invitees of that certain residential property located adjacent to or near the Premises have the right to park in not more than ten (10) parking spaces in the parking area of the Common Areas on weeknights and on weekends. Except for such third party parking rights described in the immediately preceding sentence, Landlord agrees that during the term of the Lease, Landlord will not grant to any third party the right to park in the parking area of the Common Areas; it being understood that the parking area is intended, subject to the provisions of this Paragraph 26, for the use of Tenant, any of Tenant's approved subtenants, and their respective guests, invitees and licensees. The preceding to the contrary notwithstanding, Landlord and its property manager and their respective agents, employees, contractors and invitees shall have the right to park in the aforementioned parking area of the Common Area in connection with the performance of Landlord's obligations under the Lease and the management and operation of the Project. Subject to the foregoing, Tenant shall have the right to use all of the parking spaces in the parking area in the Common Areas as shown on Exhibit "A" for the Term of this Lease at no additional charge to Tenant. Tenant's parking spaces shall be located in areas designated by Landlord from time to time in the Common Areas. Except as expressly provided in this Paragraph 26 below, Tenant agrees that Landlord shall not be responsible for enforcing Tenant's right to use the parking spaces, and the use of the parking spaces by any other party shall in no way affect this Lease or, unless Landlord has violated its covenant set forth in the second sentence of this Paragraph 26, impose any liability on Landlord. Landlord shall have the right to do the following, in Landlord's discretion: (i) to designate employee parking areas within the Common Areas and to institute measures to monitor compliance; (ii) to designate exclusive parking areas for other authorized users; (iii) to promulgate reasonable rules and regulations relating to the use of the parking areas; and/or (iv) to have any vehicles owned by Tenant or Tenant's employees which are parked in violation of the provisions of the rules and regulations towed away at Tenant's cost. If any third party is parking in the parking areas of the Common Areas in violation of the terms of this Paragraph 26, then upon notice from Tenant to Landlord in writing, Landlord shall promptly take action to remove, or cause to be removed, any third party vehicles parked in violation of the terms of Paragraph 26. If Landlord does not take action to remove, or cause to be removed any third party vehicles parked in violation of the terms of this Paragraph 26 promptly following receipt of written notice thereof, then Tenant may take action to remove such vehicles parked in violation of the terms of this Paragraph 26 and Tenant shall indemnify, defend and hold harmless Landlord from any and all claims, actions, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or related to, the removal of any vehicles by Tenant. If Landlord elects or is required to limit or control parking on the Common Areas, by validation of parking tickets or any other method, then Tenant agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established. Tenant agrees that Landlord shall have the right to close off all or any portion of the parking areas at reasonable times for any purpose, including without limitation, the prevention of a dedication thereof or the accrual of rights in any person or the public therein. The parking area shall not be used by Tenant, its agents or employees for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles.

         27. Surrender of Premises. Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises to Landlord in the condition existing as of the Commencement Date (as to the first floor of the Premises) and the Second Floor Rent Commencement Date (as to the second floor of the Premises) (normal wear and tear excepted), free of any Hazardous Materials caused or contributed to by Tenant or its employees, agents, contractors, subcontractors or invitees. Tenant shall remove all of Tenant's personal property from the Premises and any alterations, additions or improvements designated by Landlord for removal at the time Landlord gives its consent thereto. Tenant shall repair any damage caused by removal of its Personal Property and any alterations, additions and improvements in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such restoration. In addition, on or before the expiration of the Lease, Tenant shall remove, at Tenant's sole cost and expense, all telephone, telecommunications, computer and any other cabling or wiring of any sort installed by Tenant in the Premises and shall promptly repair any damage to the Premises resulting from such removal, and restore the Premises to the condition that existed prior to the installation of such cabling and wiring in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such restoration. All such property not so removed shall be deemed abandoned by Tenant. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord and its agents, employees, contractors and subcontractors harmless from and against any and all loss or liability resulting therefrom.

         28. Landlord Default and Mortgagee Protection.

                  (a) Notice to Landlord; Landlord's Right to Cure. In the event Landlord fails to perform any covenant, condition or agreement contained in this Lease to be performed by Landlord, Landlord shall not be deemed to be in default under this Lease unless and until it has failed to cure such default within thirty (30) days after written notice by Tenant to Landlord specifying the nature of the default; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within such thirty (30) day period and thereafter shall diligently prosecute the same to completion.

                  (b) Notice to Lenders; Lenders' Right to Cure. Tenant agrees to give Landlord's lenders, by registered mail, a copy of any notice of default by Landlord served upon Landlord, provided that, prior to such notice, Tenant has been notified, in writing, by way of notice of assignment of rents and leases, or otherwise, of the addresses of Landlord's lenders. Tenant further agrees that if Landlord shall fail to cure such default within the time provided for in paragraph 28(a) above, then Landlord's lenders shall have an additional sixty (60) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such sixty (60) day period, Landlord's lenders have commenced and are diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effectuate such cure).

         29. Authority.

                  (a) Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors of said corporation or the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

                  (b) Partnership Authority. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said partnership and that this Lease is binding upon said partnership and its partners in accordance with its terms.

         30. General Provisions.

                  (a) Clauses, plats, exhibits and riders, if any, affixed to this Lease are a part hereof.

                  (b) The waiver by Landlord of any term, covenant or condition contained herein shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such breach at the time of the acceptance of such rent.

                  (c) All notices and demands which may or are required to be given by either party hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sufficient if delivered in person or sent by overnight courier service (provided written receipt of delivery) or by United States Mail, postage prepaid, addressed to Tenant at the Premises or to such other place as Tenant may from time to time designate by written notice to Landlord. All notices and demands by Tenant to Landlord shall be sufficient if delivered in person or sent by overnight courier service (providing written receipt of delivery) or by United States Mail, postage prepaid, addressed to Landlord c/o JMA Properties, Ltd., 280 Second Street, Suite 220, Los Altos, California, 94022, Attn: Mr. Art Chapman, or to such other person or place as Landlord may from time to time designate by written notice to Tenant. Any such notice shall be effective at the time of delivery or, if mailed, two (2) business days after posting.

                  (d) If there shall be more than one person or entity comprising Tenant, the obligations hereunder imposed upon such persons or entities shall be joint and several.

                  (e) The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                  (f) Time is of the essence of this Lease and each of its provisions in which performance is a factor.

                  (g) The time required for the performance of any act required under this Lease shall be computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday or holiday, in which event such day or days shall also be excluded. The term "holiday" shall mean all holidays specified in sections 6700 and 6701 of the California Government Code.

                  (h) The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

                  (i) Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other.

                  (j) This Lease contains all of the agreements of the parties hereto with respect to the lease of the Premises to Tenant and all other matters covered or mentioned in this Lease. No prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease shall be amended or added except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

                  (k) All amounts which Tenant is required to pay hereunder (other than Base Rent) and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant shall be deemed to be additional rent hereunder. Upon Tenant's nonpayment of any additional rent, Landlord shall have all rights and remedies with respect thereto as Landlord has for the nonpayment of Base Rent.

                  (l) If either party shall be delayed or prevented from the performance of any act required by this Lease by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws, or regulations or other cause, without fault and beyond the reasonable control of the party so obligated (financial inability excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that nothing in this paragraph shall excuse Tenant from the prompt payment of any rental or other payments required of Tenant except as may be expressly provided elsewhere in this Lease.

                  (m) In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees and costs of suit.

                  (n) In the event of any sale or transfer of Landlord's interest in the Premises, Landlord shall be automatically and entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease arising after the consummation of such sale or transfer (excluding the indemnity obligations of Landlord with respect to causes of action arising prior to such sale or transfer), and the purchaser or transferee at such sale or transfer, or any subsequent sale or transfer, shall be deemed, without any further agreement between the parties or their successors in interest, or between the parties and any such purchaser or transferee, to have assumed and agreed to carry out all of the covenants and obligations of the landlord under this Lease.

                  (o) Tenant shall not use the name of the Premises for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

                  (p) Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect.

                  (q) No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                  (r) This Lease shall be governed by the laws of the State of California.

                  (s) Tenant shall not conduct any auction on or at the Premises without Landlord's prior written consent.

                  (t) Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                  (u) The language in all parts of this Lease shall in all cases be simply construed according to its fair meaning and not strictly for or against Landlord or Tenant. Unless otherwise provided in this Lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease.

                         (i) The neuter gender includes the feminine and
masculine, the singular number includes the plural, and the word "person" includes a corporation, partnership, firm or association, wherever the context so requires.

                         (ii) The terms "shall," "will," and "agrees" are
mandatory, and "may" is permissive.

                         (iii) The term "parties" shall include both Landlord
and Tenant.

                         (iv) As used herein, the word "sublessee" shall mean
and include, in addition to a sublessee and subtenant, a licensee, concessionaire or other occupant or user of any portion of the Premises or improvements located therein.

         31. Limitation of Liability. The obligations of Landlord under this Lease do not constitute personal obligations of any other persons or entities constituting Landlord, and Tenant shall not seek recourse against such persons or any of their personal assets for satisfaction of any liability with respect to this Lease. In the event Tenant obtains a judgment against Landlord resulting from any default or claim arising under this Lease, such judgment may only be satisfied from Landlord's interest in the Project and the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the Premise, and no other real, personal or mixed property of Landlord or any of the persons comprising Landlord, wherever situated, shall be subject to levy to satisfy such judgment.

         32. Brokers. Each party hereto represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than with the broker identified in Paragraph 1(l) hereof. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all liabilities, obligations, actions, suits, proceedings, costs and expenses (including reasonable attorneys' fees) in connection with any compensation, commission or charge claimed by any other broker, agent or the like who alleges that it is owed such compensation, commission or charge by reason of contact with such party. Landlord shall pay to R & R a leasing commission in connection with this transaction, the amount of which is set forth in a separate written agreement between Landlord and R & R, which commission shall be payable one-half upon execution of this Lease and one-half upon Tenant taking occupancy of the second floor of the Premises.

         33. Option to Purchase.

                  (a) In consideration for entering into the Lease, Tenant has requested and Landlord hereby grants to Tenant the exclusive right to purchase the Project, and all easements appurtenant thereto, at a price and under the terms and conditions set forth herein (the "Option").

                  (b) The term of the Option granted herein shall commence on the date this Lease is fully executed by Landlord and Tenant and shall terminate on the date ninety (90) days thereafter ("Option Term"). Tenant shall have no right whatsoever to extend the Option Term.

                  (c) Provided that Tenant is not in default under the terms of the Lease, this Option may be exercised at any time during the Option Term by delivery of written notice of exercise (the "Notice"), addressed and mailed, postage prepaid or registered mail, or personally delivered to Landlord at Landlord's address set forth in Paragraph 1(k).

                  (d) If Tenant (i) fails to exercise this Option strictly in accordance with the terms of Paragraph 33(c) above within the Option Term, (ii) attempts to assign or assigns this Option without the prior written consent of Landlord as set forth in Paragraph 33(e) below, or (iii) defaults in Tenant's obligations under the terms of the Lease prior to the exercise of the Option, then this Option and all the rights of Tenant hereunder shall automatically and immediately terminate without notice, and each party shall be discharged of its obligations hereunder.

                  (e) This Option and the rights of the Tenant hereunder shall not be assigned by Tenant separately from the Lease, and shall not be assigned without the prior written consent of Landlord. Any attempted assignment without Landlord's consent shall be void. Landlord in its sole discretion may withhold its consent to any such attempted assignment by Tenant.

                  (f) Exercising this Option as provided herein shall constitute an agreement by Landlord to sell and by Tenant to purchase the Project on the following terms and conditions:

                         (i) The purchase price for the Premises to be paid by
Tenant to Landlord shall be Two Million One Hundred fifty Thousand dollars ($2,150,000) ("Purchase Price").

                         (ii) The Purchase Price shall be paid by Tenant to
Landlord, in cash at the close of escrow as set forth herein. Any portion of the security deposit paid by Tenant to Landlord under this Lease and not previously applied or retained by Landlord in accordance with the terms of the Lease shall be applied toward the Purchase Price.

                         (iii) Landlord shall convey and Tenant shall accept
title to the Project subject to Exceptions Nos. 1, 3-17 and this Lease and the sublease in favor of Passport Designs, Inc. contained in the preliminary report issued by First American Title Company as of April 26, 1995, attached hereto as Exhibit "D," any exceptions created or caused by Tenant, any exceptions which do not materially affect marketability of title or Tenant's use of the Premises, and any exceptions that would be disclosed by personal inspection and/or an A.L.T.A. survey (the "Permitted Exceptions"). Tenant's obligation to purchase hereunder shall be conditioned upon Landlord having tendered to Tenant, by grant deed, title to the Premises free of all liens, encumbrances and exceptions except for the Permitted Exceptions. Evidence of such title shall be the willingness and commitment of First American Title Company to issue, at the close of escrow, its A.L.T.A. Standard Owner's Policy of title insurance naming Tenant insured in the amount of the Purchase Price and showing title to the Project vested in Tenant subject only to the Permitted Exceptions. The cost of such title insurance policy and any A.L.T.A. survey required in connection with the issuance of such title insurance policy shall be borne by Tenant.

                  If Landlord is unable to convey title to the Project as so required on the date scheduled for close of escrow, as described in Paragraph 33(f)(iv) below, the close of escrow shall be extended for a period of ten (10) days (notwithstanding any other provision of this Option), and within such ten
(10) day period, upon notice to Landlord, Tenant may elect to (i) accept title to the Project in such condition as First American Title Company is so willing to insure such title without reduction in the Purchase Price, or (ii) terminate its obligation to so acquire the Project pursuant to this Option and terminate the Lease. If Tenant does not notify Landlord of Tenant's election within said ten (10) day period, Tenant shall be deemed to have elected only to terminate its obligation to acquire the Project pursuant to this Option, and the Lease shall continue in full force and effect. If Tenant elects to terminate this Option, Tenant shall have no further right to acquire the Project. If Tenant further elects to terminate the Lease, rent shall be payable under the Lease to the date of surrender of the Premises by Tenant, and the security deposit shall be applied and disbursed in the manner provided in the Lease. Landlord shall in no event be liable to Tenant for damages or otherwise by reason of its inability to convey insurable title in the condition required by this Option unless such failure results from the voluntary affirmative act of Landlord committed after the date of this Lease in violation of this Option.

                         (iv) An escrow shall be opened at First American Title
Company (the "Escrow Holder") upon Tenant's giving of the Notice. Subject to extension as provided in Paragraph 33(i) below, the close of escrow shall occur, subject to Landlord's rights under clause (i) below, on the date thirty (30) days following the date of the Notice. Time is of the essence.

                         (v) All escrow costs and charges shall be equitably
allocated between Tenant and Landlord in accordance with customary practice prevailing in San Mateo County, California.

                  (g) Tenant hereby acknowledges that it has inspected the Project and observed its physical characteristics and conditions Tenant hereby waives any and all objections to said physical characteristics and conditions of the Project which would be disclosed by such inspection. Tenant further acknowledges and agrees that the Project is accepted by Tenant in its present condition, "as is," and that no patent or latent physical condition of the Project whether or not known or discovered, shall affect the rights of either party hereto. Tenant has investigated and has knowledge of operative or proposed governmental laws and regulations including, but not limited to, zoning, environmental and land use laws and regulations to which the Project may be subject. Tenant has neither received nor relied upon any representations concerning such laws and regulations made by Landlord or any other person acting on or in behalf of Landlord.

                  (h) Time is of the essence of this Option. If this Option is not exercised in the manner provided herein, or if close of escrow does not occur on or before the expiration or earlier termination of the Lease Term (except if close of escrow is extended by Landlord pursuant to Paragraph 33(i) below), Tenant shall have no interest whatsoever in the Premises and this Option may not be revived by any subsequent payment or further action by Tenant.

                  (i) Notwithstanding any other provision of this Paragraph 33, rather than sell the Project to Tenant for the Purchase Price, Landlord may structure a tax deferred exchange of the Project pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in which case Tenant will acquire title to the Project from a party other than Landlord. As an accommodation to Landlord, Tenant agrees to cooperate with Landlord and to take the steps necessary to structure such an exchange, provided such cooperation shall be at no additional cost or liability to Tenant. Such cooperation shall include accepting title to the Project from a party other than Landlord and executing novation, assignment or other documents necessary to effectuate a tax deferred exchange. However, under no circumstances will Tenant be obligated to take title to any property, other than the Project, as a part of its accommodation to Landlord hereunder.

                  The scheduled date for close of escrow may be extended by Landlord from time to time for not more than a total of one hundred eighty (180) days in order to coordinate the concurrent closing of the exchange contemplated hereby. In the event Landlord shall have failed to designate exchange properties, title to which could be acquired on or before the expiration of one hundred eighty (180) days from the date contemplated for close of escrow under the Option, then the purchase and sale of the Project shall be completed on the terms and conditions set forth in Paragraph 33(f) above.

                  (j) If Tenant acquires the Project pursuant to this Paragraph 33, Landlord agrees to pay through escrow to R & R a real estate brokerage commission of Eighty-six Thousand Dollars ($86,000) less the unamortized portion of the leasing commission paid by Landlord to R & R in connection with this Lease, amortized on a straight-line basis over the initial term of the Lease, on close of escrow; provided, however, that no such commission shall have been earned by R & R or be otherwise due and payable to R & R by Landlord if escrow fails to close for any reason whatsoever.

         34. Right of First Negotiation - Lease. If, at any time during the Term of the Lease, Landlord constructs a commercial building or buildings on the real property located adjacent to the Project (the "Adjacent Parcel"), all or any portion of the space within such building(s) becomes available for lease after the expiration of the initial lease for such space (the "Available Space"), Tenant shall have the first right of negotiation to lease such Available Space. As used herein, space shall be deemed "available" upon the expiration or earlier termination of the initial lease for such space made following construction of such building(s) (including any options to extend the lease term contained therein). If an initial lease contains an option to extend the term thereof, such space shall not be deeded "available" unless the tenant thereunder fails to extend the lease term or to timely exercise such option. Such first right of negotiation shall be subject to the following terms and conditions:

                  (a) When Landlord is prepared to offer the Available Space for lease, Landlord shall so notify Tenant in writing ("Landlord's Notice"). Tenant shall have a period of ten (10) calendar days following receipt of Landlord's Notice to deliver to Landlord written notice of its election to lease such Available Space, which notice shall include the lease terms upon which Tenant would be willing to lease the Available Space. As used herein, "lease terms" shall mean, at a minimum, the rentals and other sums to be paid by Tenant under the lease, the term of the lease and any options to renew, and restrictions on use.

                  (b) If Tenant exercises its first right of negotiation in a timely manner, and the lease terms proposed by Tenant are substantially acceptable to Landlord, in Landlord's reasonable discretion, Landlord and Tenant shall negotiate and execute a lease for the Available Space containing terms and conditions reasonably acceptable to both parties within thirty (30) days from the date of Tenant's receipt of Landlord's Notice.

                  (c) If Tenant fails to notify Landlord of its election to lease the Available Space within said ten (10) day period or to execute a lease therefor within said thirty (30) day period, then Tenant's first right of negotiation shall terminate with respect to that Available Space and Landlord may lease that Available Space to a third party, free and clear of any rights of Tenant under this Paragraph 34, provided that Landlord enters into an agreement for the lease of that Available Space with a third party on terms no less favorable to Landlord within six (6) months from the date of delivery of Landlord's Notice. If Landlord fails to enter into such third party lease agreement for that Available Space within such time period, the terms and conditions of this Paragraph 34 shall again apply to the Adjacent Parcel.

                  (d) If Tenant is in default under the Lease at the time Tenant would otherwise be entitled to exercise its first right of negotiation hereunder, then Tenant shall have no first right of negotiation with respect to the offered Available Space, and Landlord may lease that Available Space to a third party, free and clear of any rights of Tenant under this Paragraph 34. If
(i) Landlord has given Tenant written notice of default under the Lease more than three (3) times prior to the exercise of Tenant's first right of negotiation with respect to any offered Available Space, or (ii) Tenant shall have assigned or transferred all of its interest in this Lease and/or the Premises (whether or not Landlord's consent to such assignment or transfer has been given), this Paragraph 34 shall be null and void and of no further force or effect. Tenant's rights under this Paragraph 34 are personal to Tenant, and shall not be assigned, transferred or conveyed to any other person, voluntarily, involuntarily or by operation or law or otherwise. Any attempted assignment, transfer or conveyance of Tenant's rights under this Paragraph 34 shall be void.

         35. Right of First Negotiation - Purchase. If, at any time during the Term of the Lease, Landlord intends to sell the Adjacent Parcel, Tenant shall have the first right of negotiation to purchase the Adjacent Parcel. Such first right of negotiation shall be subject to the following terms and conditions:

                  (a) When Landlord intends to offer the Adjacent Parcel for sale, Landlord shall deliver to Tenant written notice of such intent (the "Notice of Intent"), which Notice of Intent shall set forth the proposed purchase price and all other material terms for the sale of the Adjacent Parcel. Tenant shall have a period of ten (10) calendar days following receipt of the Notice of Intent to deliver to Landlord written notice of its election to negotiate for the purchase of the Adjacent Parcel.

                  (b) If Tenant exercises its first right of negotiation in a timely manner, Tenant shall have a period of thirty (30) days from the date of Tenant's receipt of Landlord's Notice to negotiate with Landlord in an attempt to come to agreement for the purchase and sale of the Adjacent Parcel. Landlord and Tenant shall conduct all such negotiations in good faith and shall use their best efforts to reach an agreement as to such purchase and sale.

                  (c) If Tenant fails to notify Landlord of its election to purchase the Adjacent Parcel within said ten (10) day period or to execute an agreement for purchase and sale therefore within said thirty (30) day period, then Tenant's first right of negotiation shall terminate with respect to the Adjacent Parcel and Landlord may sell the Adjacent Parcel to a third party, free and clear of any rights of Tenant under this Paragraph 35, provided that Landlord enters into an agreement for purchase and sale of the Adjacent Parcel with a third party on terms no less favorable to Landlord (except that the purchase price to be paid by the third party may be not less than ninety-five percent (95%) of the purchase price set forth in the Notice of Intent delivered to Tenant) within one (1) year from the date of delivery of the Notice of Intent. If Landlord fails to enter into such third party sale agreement within such time period, the terms and conditions of this Paragraph 35 shall again apply to the Adjacent Parcel.

                  (d) If Tenant is in default under the Lease at the time Tenant would otherwise be entitled to exercise its first right of negotiation hereunder, then Tenant shall have no right of first negotiation with respect to the Adjacent Parcel, and Landlord may sell the Adjacent Parcel to a third party, free and clear of any rights of Tenant under this Paragraph 3.5. If (i) Landlord has given Tenant written notice of default more than three (3) times prior to the exercise of Tenant's first right of negotiation with respect to the Adjacent Parcel, or (ii) Tenant shall have assigned or transferred all of its interest in this Lease and/or the Premises (whether or not Landlord's consent to such assignment or transfer has been given), this Paragraph 35 shall be null and void and of no further force or effect. Tenant's rights under this Paragraph 35 are personal to Tenant, and shall not be assigned, transferred or conveyed to any other person, voluntarily, involuntarily or by operation of law or otherwise. Any attempted assignment, transfer or conveyance of Tenant's rights under this Paragraph 35 shall be void.

                  (e) If Tenant acquires the Adjacent Parcel pursuant to this Paragraph 35, Landlord agrees to pay through escrow to R & R a real estate brokerage commission in an amount equal to four percent (4%) of the purchase price for the Adjacent Parcel on close of escrow; provided, however, that no such commission shall have been earned by R & R or be otherwise due and payable to R & R by Landlord if escrow fails to close for any reason whatsoever.

         36. List of Exhibits.

         The following is a complete list of the documents attached hereto and made a part of this Lease:

         Exhibit "A"       Site Plan
         Exhibit "B"       Legal Description
         Exhibit "C"       Work Letter Agreement
         Exhibit "D"       Preliminary Title Report

         The parties hereto have executed this Lease as of the date first set forth above.

                           LANDLORD:

                           University Bank & Trust Company of Palo Alto, a California banking corporation



                           By:      /s/ Pamela Bagle
                              ____________________________________________

                           By:
                              ____________________________________________

                           TENANT:

                           Odwalla, Inc.,
                           a California corporation


                           By:      /s/ Stephen Williamson
                              ____________________________________________
                              Co-Chairman and Chief Executive Officer

                           By:
                              ____________________________________________

                                    EXHIBIT A

                                   [SITE PLAN]

                                    EXHIBIT B


The land referred to in this Report is situated in the State of California, County of San Mateo, City of Half Moon Bay and is described as follows:


PARCEL I:

Lot 3, as shown on that certain map of Stone Pine Center, filed in the office of the County Recorder of San Mateo County, State of California, on March 29, 1990 in Book 121 of Maps at page(s) 42 and 43.

PARCEL II:

A non-exclusive easement appurtenant to Parcel I above for ingress and egress of animals, pedestrians and vehicles of all kinds over and across that portion of Lot 2, Stone Pine Center, filed March 29, 1990, Map Book 121, Pages 42 & 43, San Mateo County Records, designated "Easement for ingress and egress in favor of Lot 3" on the filed map.


A.P. NO.:  056-391-030                                      JPN 121 042 000 03 T

                                    EXHIBIT C

                              WORK LETTER AGREEMENT


         This Work Letter Agreement supplements the Lease dated June __, 1995, executed concurrently herewith by and between University Bank & Trust Company of Palo Alto, a California banking corporation ("Landlord"), and Odwalla, Inc., a California corporation ("Tenant").

         1. Tenant Improvements. Landlord shall construct and install tenant improvements in the Premises in accordance with the applicable Final Plans approved by Tenant and otherwise in accordance with this Work Letter Agreement. The tenant improvements shall be general purpose improvements; Landlord shall not be required to construct any special purpose improvements in the Premises.

         2. Plans and Specifications. As soon as reasonably practical after Tenant's execution of this Lease, Tenant shall furnish and submit to Landlord's architect such information as Landlord's architect may request from Tenant to prepare plans, specifications and working drawings for the tenant improvements, including architectural, mechanical and electrical engineering plans, specifications, working drawings and details (collectively, "Final Plans"), including information regarding the location of all partitions, doors, light fixtures, electrical outlets, telephone outlets and other standard and special installations required by Tenant, as well as wall finishes and floor coverings. Thereafter, the parties shall meet and confer as necessary to agree on the Final Plans, which Final Plans shall be subject to the reasonable approval of both parties. Tenant's written approval of the Final Plans shall be deemed Tenant's authorization for Landlord to proceed with Landlord's Work (defined below) in accordance with the approved Final Plans. Landlord shall not be obligated to proceed with Landlord's Work until both Landlord and Tenant have approved the Final Plans. As used herein, the term "Landlord's Work" shall mean the work contemplated by the Final Plans and the term "Improvement Costs" shall mean the cost of the Landlord's Work as performed in accordance with the Final Plans.

         In addition, as soon as reasonably practical after Tenant's execution of this Lease, Landlord and Tenant shall agree upon the interim improvements (the "Interim Improvements") to be constructed by Landlord in the first floor of the Premises to accommodate the occupancy of Passport Design, Inc. ("Passport") pursuant to the terms of the sublease for the first floor to Passport (the "Passport Sublease"), to be entered into by Tenant and Passport concurrently with the execution of this Lease. The plans for the Interim Improvements shall be subject to the reasonable approval of both parties. In connection with the construction of the tenant improvements referred to in Paragraph 1 above and the Interim Improvements, the parties hereto acknowledge and agree that the lobby in the first floor of the Premises will consist of a common area foyer and two doors for separate access to the second floor of the Premises and the first floor of the Premises to be occupied by Passport pursuant to the Passport Sublease.

         Neither preparation of plans by Landlord's architect, engineer or consultant nor any approval thereof by Landlord shall constitute any representation or warranty by or on behalf of Landlord as to the adequacy, efficiency, suitability, fitness or desirability of any space layout or improvements or otherwise constitute assumption by Landlord of any responsibility for the accuracy or sufficiency thereof, or be interpreted as a statement of compliance with code requirements, provided that nothing herein shall abrogate or impair any rights of Tenant against such architect, engineer or consultant on account of any errors or omissions.

         3. Construction of Tenant Improvements. Following approval of the Final Plans by Tenant, Landlord's contractor shall be instructed to commence and diligently proceed with the construction of Landlord's Work in the second floor of the Premises substantially in accordance with the approved Final Plans.

         Following approval of the plans for the Interim Improvements by Tenant, Landlord's contractor shall be instructed to commence and diligently proceed with the construction of the Interim Improvements in the first floor of the Premises substantially in accordance with the approved plans therefore.

         Landlord's contractors shall be instructed to commence and diligently proceed with the construction of Landlord's Work in the first floor of the Premises substantially in accordance with the approved Final Plans only after the expiration or earlier termination of the Passport Sublease. Landlord shall construct the Interim Improvements at Landlord's sole cost and expense. Landlord's Contribution (defined below) shall not be applied to the cost of the Interim Improvements.

         During the construction of Landlord's Work (on both the first and second floors of the Premises), Landlord or its representative will meet with Tenant and other appropriate personnel on a weekly basis to coordinate work, review construction and insure compliance with key construction elements.

         4. Changes, Additions or Alterations.

                  4.1 Changes Requested by Tenant. There shall be no changes in the plans for the Interim Improvements. Any change in Landlord's Work requested by Tenant after approval of the Final Plans shall be at Tenant's sole cost and expense and shall be subject to Landlord's approval. Tenant shall pay all costs incurred by Landlord in reviewing any requested change, whether such change is approved by Landlord or not. If Landlord approves any such request, Landlord's architect shall prepare (or revise) plans, specifications and working drawings with respect to such change. Tenant shall reimburse Landlord for the cost of preparing such additional (or revised) plans. As soon as practical after completion of the additional (or revised) plans, Landlord shall notify Tenant of the estimated cost and the estimated delay, if any, which will be chargeable to Tenant by reason of such change. Within three (3) days after the date of receipt of such estimated cost, Tenant shall notify Landlord in writing whether Tenant approves such change. If Tenant approves, Tenant shall promptly pay Landlord the estimated cost of such change, and Landlord's contractor shall proceed with the change as soon as reasonably practicable thereafter. If Tenant does not promptly so approve and pay any such cost, Landlord shall be entitled to proceed in accordance with the previously approved plans.

                  4.2 Changes by Landlord. Landlord shall have the right to make such changes in the approved Final Plans (or in Landlord's Work pursuant thereto), as Landlord may deem reasonably necessary for coordinating and completing Landlord's Work or as required by governmental authorities. Tenant agrees and understands that any minor changes or deviations from the approved Final Plans that may be reasonably necessary during construction of the Premises shall not affect, change or invalidate the Lease, or give rise to any claims by Tenant for any offset, credit, loss, damage or delay, or otherwise.

         5. Tenant Improvement Allowance.

                  5.1 Tenant Improvement Allowance. Landlord shall contribute to the cost of constructing Landlord's Work a tenant improvement allowance of up to a maximum cost to Landlord of Three Hundred Sixty-seven Thousand Five Hundred Dollars ($367,500), Twenty-five Dollars ($25.00) per rentable square foot in the Premises ("Landlord's Contribution"). Landlord, at its sole cost, will separately meter electrical service to the first and second floors of the Premises, respectively.

         The Improvement Costs to be paid by Landlord from said allowance shall include:

                           (a) The cost of preliminary space planning and final
architectural and engineering plans and specifications (i.e., Final Plans) for Landlord's Work, excluding the costs incurred to measure the Premises in accordance with BOMA standards;

                           (b) All costs of obtaining building permits and other
necessary authorizations from the City of Half Moon Bay, the County of San Mateo, and/or the State of California;

                           (c) All costs of interior design and finish schedule
plans and specifications including as-built drawings;

                           (d) All direct and indirect costs of performing
Landlord's Work in the Premises, including the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with Landlord's Work; and

                           (e) All fees payable to Landlord's architectural and
engineering firm if it is required by Tenant to redesign any portion of the tenant improvements following Tenant's approval of the Final Plans.

In no event shall the Improvement Costs include any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.

         If the Improvement Costs exceed Landlord's Contribution, then Tenant shall pay all Improvement Costs in excess of Landlord's Contribution within ten
(10) days after the date of receipt of Landlord's invoice therefor. If the Improvement Costs are less than Landlord's Contribution, Tenant shall be entitled to utilize the same at any time during the Lease term in connection with any permitted alterations made by Tenant.

         6. Delay. Tenant shall be responsible for and pay any and all costs and expenses incurred by Landlord in connection with any delay (each a "Tenant Delay") in the commencement or completion of Landlord's Work caused by (a) Tenant's failure to furnish information as required for timely completion of the preliminary plans or the Final Plans, (b) Tenant's failure to approve or disapprove the preliminary plans or the Final Plans within the time periods specified herein, (c) Tenant's request for changes in materials, finishes, installations or improvements after approval of the Final Plan (d) any changes, additions or alterations requested by or on behalf of Tenant after approval by Tenant of the Final Plans, (e) Tenant's failure to pay any amount when due hereunder, (f) failure or refusal by Tenant to observe and perform fully and promptly any other provision of this Work Letter Agreement or the Lease on Tenant's part to be observed or performed, or (g) any other delay of any kind or nature caused by any act or omission of Tenant, or any contractor, agent, servant or employee of Tenant. If there is any Tenant Delay with respect to Landlord's Work on the second floor of the Premises, the second floor of the Premises shall be deemed completed, for purposes of determining the date of commencement of the Term of the Lease and Tenant's rental obligations thereunder, on the date the second floor of the Premises would have been completed but for such Tenant Delay.

         7. Default and Remedies. Failure or refusal by Tenant to perform any obligation on Tenant's part to be performed in accordance with the provisions of this Work Letter Agreement shall constitute an event of default by Tenant under this Work Letter Agreement and under Article 21 of the Lease.

         8. Tenant's Work. Tenant may, with Landlord's written consent, enter the Premises prior to the Commencement Date solely for the purpose of installing Tenant's personal property and equipment as long as such entry will not interfere with the orderly construction and completion of the Premises. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) of any nature whatsoever, together with reasonable attorneys' fees for counsel of Landlord's choice, arising out of or in connection with the installation of Tenant's personal property or equipment (including, but not limited to, claims for breach of warranty, personal injury or property damage) except with respect to injury or damage caused by Landlord's willful or negligent acts or omissions.

         IN WITNESS WHEREOF the parties hereto have executed this Work Letter Agreement as of the date first set forth above.

                                     LANDLORD:

                                     University Bank & Trust Company of Palo
                                     Alto, a California banking corporation



                                     By:  /s/ Pamela Bagle
                                          ______________________________________

                                     By:
                                          ______________________________________

                                     TENANT:

                                     Odwalla, Inc.,
                                     a California corporation


                                     By:
                                          ______________________________________

                                     By:
                                          ______________________________________

                                    SUBLEASE



                  1. Parties. This Sublease ("Sublease") is entered into as of the 14th day of June, 1995, by and between ODWALLA, INC., a California corporation ("Sublessor") and PASSPORT DESIGNS, INC., a California corporation ("Sublessee"), as a sublease under that certain Office Lease of even date herewith ("Lease") by and between UNIVERSITY BANK & TRUST COMPANY OF PALO ALTO, a California banking corporation, as landlord ("Landlord"), and Sublessor, as tenant. A copy of the Lease is attached hereto as Exhibit A and made a part hereof. The effectiveness of this Sublease is expressly conditioned upon the concurrent execution of (i) the Lease referred to immediately above, and (ii) an Agreement Terminating Leasehold Interest between Landlord and Sublessee.

                  2. Subordination; Default; Provisions Constituting Sublease.

                  2.1 Subordination. This Sublease is subject and subordinate to all of the terms and conditions of the Lease, and to the matters to which the Lease is subject and subordinate in accordance with its terms, and any termination of the Lease shall terminate the Sublease.

                  2.2 Default under Lease. Sublessee covenants and agrees to refrain from doing or causing to be done, or permitting any act to be done, which would constitute a default under the Lease or might cause the Lease or the rights of Sublessor as lessee under the Lease to be terminated or surrendered, or which would or might make Sublessor liable for any damages, claims or penalty. Notwithstanding anything in this Sublease to the contrary, Sublessee agrees that Sublessor shall have no liability to Sublessee as a consequence of Landlord's failure or delay in performing its obligations under the Lease. Sublessee's obligations hereunder (including without limitation the obligation of Sublessee to pay Rents [defined in Paragraph 5.3 below]) shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Landlord's part in performing its obligations under the Lease unless
(i) such failure or delay results from Sublessor's being in default under the Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder, or (ii) such failure or delay results from Sublessor's willful misconduct. Under no circumstances shall Sublessee have the right to require performance by Sublessor of Landlord's obligations. In the event of the termination of Sublessor's interest as lessee under the Lease for any reason, then this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.

                  2.3 Provisions Constituting Sublease. All of the terms and conditions contained in the Lease are incorporated herein, except for Paragraphs 1(a) through (h), Paragraphs 1(j) through (m), 2, 3, 5(a) (as to the address for payment of Base Rent), 5(b), 5(c), 7, 30(c), 32, 33, 34, 35, Exhibit C (except as to the Interim Improvements) and Exhibit D. For purposes of this Sublease, with respect to those sections incorporated from the Lease, all references to "Landlord" and "Tenant" shall be deemed to be references to "Sublessor" and "Sublessee," respectively; all references to the "Lease" shall be deemed to be references to this "Sublease"; and all references to the "Premises" shall be deemed to be references to the "Premises" as defined in this Sublease. The foregoing notwithstanding:

                           (a) all references to "Landlord" in Paragraph 12(c)
(except for the first use of the term "Landlord" in the second full paragraph of Paragraph 12(c) shall mean and refer to both "Sublessor" and "Landlord" hereunder), and Paragraphs 15(b), 15(d), 16, and 20 of the Lease (except that in the first sentence of the last full paragraph of Paragraph 20(a) and the second sentence of the first full paragraph of Paragraph 20(c), the reference to "Landlord" shall mean and refer to both "Sublessor" and "Landlord" hereunder), shall mean and refer to the "Landlord" hereunder; and

                           (b) all references to "Landlord" in Paragraphs 14,
15(a)(i), 15(a)(iii), and 19, and the next to last full paragraph of Paragraph 20(c) of the Lease shall mean and refer to both "Sublessor" and "Landlord" hereunder (except that such references in Paragraph 19 shall mean Sublessor or Landlord).

Those provisions incorporated into this Sublease from the Lease, together with the provisions set forth in this Sublease, shall be the complete terms and conditions of the Sublease. Unless otherwise defined herein, capitalized terms used in this Sublease shall have the meanings ascribed to them in the Lease.

                  3. Premises.

                  3.1 Premises. Sublessor leases to Sublessee and Sublessee leases from Sublessor approximately seven thousand two hundred ninety-two (7,292) rentable square feet of space on the first floor of the building commonly known as and located at 100 Stone Pine Road, Half Moon Bay, California (the "Building"), and all improvements now contained therein or a part thereof (the "Premises"). In addition, Sublessee shall have such rights with respect to the Common Areas as are set forth in the Lease.

                  The parties hereto acknowledge and agree that the actual rentable square footage of the Premises to be leased hereunder by Sublessee will be calculated by Landlord and Sublessee promptly following the date construction of the common foyer described in Paragraph 17.7 below has been completed by Landlord. If the actual rentable square footage of the Premises (which shall include one-half of the square footage of the common foyer described in Paragraph 17.7) is less than or more than 7,292 rentable square feet as described above, then (i) the Base Rent paid by Sublessee under this Sublease for any period of time prior to such calculation shall be adjusted accordingly (with Sublessee either receiving a credit against the next Base Rent payment due for any overpayment of Base Rent or Sublessee paying to Sublessor with the next Base Rent payment owing any underpayment of Base Rent, as the case may be) and
(ii) Sublessee's Proportionate Share shall be adjusted accordingly.

                  3.2 Condition of the Premises. Sublessee acknowledges that Landlord (and not Sublessor which shall have no obligations in respect thereof) shall construct the Interim Improvements in the Premises on a schedule mutually agreed to by Landlord and Sublessee (following Sublessee's approval of plans and specifications for such Interim Improvements and after Landlord has obtained all required permits necessary to construct such Interim Improvements), and Sublessor shall have no obligation on account thereof. Subject to Landlord's obligation to construct the Interim Improvements as provided herein, Sublessee agrees to accept the Premises broom clean, in its "As Is" condition on the Commencement Date, and as being in good and sanitary order, condition and repair.

                  4. Term. The term of this Sublease shall commence on the date set forth in Paragraph 1 above ("Commencement Date") and end on April 30, 1997 provided that Landlord shall have delivered possession of the Premises pursuant to the Lease.

                  5. Rent.

                  5.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises One Dollar and Forty Cents ($1.40) per rentable square foot of space within the Premises per month, in accordance with Paragraph 5(a) of the Lease, except as hereinafter provided. Sublessee shall pay Sublessor on execution hereof the Base Rent for the remainder of the month of June, 1995. Rents shall be payable by Sublessee to Sublessor at the address set forth in Paragraph 12 below, or at such other place or places as Sublessor may from time to time direct.

                  5.2 Sublessee's Share. All references in the Lease to "Tenant's Proportionate Share", including without limitation the reference in Paragraph 5(d) of the Lease, as incorporated herein, shall mean "Sublessee's Proportionate Share", as defined in this Paragraph 5.2. For purposes of this Sublease, "Sublessee's Proportionate Share" shall mean forty-nine and sixty-one one hundredths percent (49.61%) (unless adjusted pursuant to the terms of Paragraph 3.1 above), with the effect that Sublessee's Proportionate Share of the expenses payable under the Lease shall be determined based upon the total number of square feet of the Premises (including one-half of the total square footage of the common foyer described in Paragraph 17.1 below), in relation to the total number of square feet of the Building. Based solely on information furnished to Sublessor by Landlord, Sublessor estimates that Sublessee's Proportionate Share of Operating Expenses (as defined in Paragraph 5(d) of the Lease) during the first twelve months of the Sublease Term will be approximately Thirty-five Cents ($0.35) per rentable square foot of space within the Premises per month. Sublessee acknowledges that Sublessee's Proportionate Share of Operating Expenses actually incurred during the first twelve months of the Sublease Term may be greater or less than such estimated amount, however, Sublessor agrees that in no event shall Sublessee's Proportionate Share of Operating Expenses during the first twelve (12) months of the Sublease Term be greater than Forty Cents ($0.40) per rentable square foot of space within the Premises per month. The preceding notwithstanding, Sublessor agrees that Sublessee's Proportionate Share of Operating Expenses following the first twelve months of the Sublease Term shall not be greater than one hundred five percent (105%) of Sublessee's Proportionate Share of Operating Expenses required to be paid by Sublessee under the Sublease during the first twelve months of the Sublease Term (prorated for any partial year). Sublessor shall have no responsibility for any overpayment of Operating Expenses paid by Sublessee (unless such overpayment was not forwarded to Landlord, in which event Sublessor shall refund any such overpayment to Sublessee).

                  Sublessor shall provide Sublessee with a copy of all statements and notices received by Sublessor from Landlord pursuant to Paragraph 5(d) of the Lease. If Sublessee desires to review Landlord's statement in accordance with Paragraph 5(d) of the Lease, Sublessee shall so notify Sublessor, and Sublessor shall reasonably cooperate with Sublessee in performing such review, at no expense to Sublessor.

                  5.3 Rents. The term "Rents" as used in this Sublease shall mean Base Rent, Sublessee's Proportionate Share of Operating Expenses, and all charges, costs and expenses and other sums which Sublessee is required to pay hereunder.

                  6. Insurance.

                  6.1 Commercial General Public Liability Insurance. Notwithstanding the provisions of Paragraph 15(a)(i) of the Lease incorporated into this Sublease by reference, Sublessor acknowledges and agrees that Sublessee shall only be required to maintain during the term of this Sublease commercial general public liability insurance having a combined single limit of not less than $1,000,000.

                  6.2 Business Interruption Insurance. Notwithstanding the provisions of Paragraph 15(a) (ii) of the Lease incorporated into this Sublease by reference, Sublessor acknowledges and agrees that Sublessee shall only be required to maintain during the term of this Sublease business interruption insurance covering a period of six (6) months' Rents payable hereunder.

                  7. Parking. Sublessee shall have the right to use thirty-five
(35) parking spaces in the parking area of the Common Areas at no additional charge to Tenant, in accordance with, and subject to, Paragraph 26 of the Lease.

                  8. Services, Maintenance and Repair of the Premises. Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Premises which are the obligation of Landlord, it being understood that such obligations are solely those of Landlord pursuant to Paragraphs 12, 16 (however, Sublessee shall contract directly in its own name, at Sublessee's cost, for janitorial services to be furnished to the Premises and pay for its own electricity used or consumed with respect to the Premises), and 20 of the Lease. The failure of Landlord to fulfill its obligations under the Lease or the exercise by Landlord of any rights specified in the Lease shall not
(i) entitle Sublessee to any allowance, reduction or adjustment of Rents, (ii) make Sublessor liable to Sublessee, (iii) excuse or impair the obligation of Sublessee to perform or observe any of the terms or conditions of this Sublease, or (iv) entitle Sublessee to any claim of constructive eviction against Sublessor.

                  If Landlord shall be in material default under the Lease in any of its obligations to Sublessor with respect to the Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Landlord (and in any recovery or relief obtained), but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. Any steps, actions, or proceedings so instituted by Sublessor shall be at the expense of Sublessee. Sublessee shall, by written notice to Sublessor, specify any such alleged default by Landlord and Sublessor may, but shall not be obligated to, after such notice elect to (i) take action for the enforcement of Sublessor's rights against Landlord with respect to such default or (ii) cure any such default to the extent permitted pursuant to the provisions of the Lease. If Sublessor does not elect to do either of the foregoing, Sublessee shall have the right to take enforcement action against Landlord in its own name and, for that purpose and only to such extent, all of the rights of Sublessor to enforce the obligations of Landlord under the Lease are hereby conferred upon and are conditionally assigned to Sublessee and Sublessee hereby is subrogated to such rights (including the benefit of any recovery or relief). Notwithstanding the provisions of the immediately preceding sentence, in no event shall Sublessee be entitled to take such action in its own name if (i) such action would constitute a default under the Lease or (ii) there is a good faith disagreement between Sublessor and Sublessee as to whether or not Landlord has so defaulted. Sublessee shall indemnify and hold Sublessor harmless from and against all loss, cost, liability, claims, damages and expenses (including without limitation reasonable attorneys' fees), penalties and fines incurred in connection with or arising from the taking of any such action by Sublessee.

                  9. Destruction/Reconstruction. Sublessor shall have no obligation to rebuild, restore or repair the Premises in the event of any damage or destruction thereto, Sublessee acknowledging that such obligation is Landlord's pursuant to Paragraph 20 of the Lease. If Landlord elects to terminate the Lease pursuant to Paragraph 20 of the Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee. Sublessee shall have no right to terminate this Sublease in the event of damage or destruction to all or a portion of the Premises or the Building, and Sublessee hereby expressly waives any rights to terminate this Sublease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage and destruction; provided, however, if such damage or destruction materially interferes with Sublessee's use of the Premises and the Premises cannot reasonably be or in fact are not restored within forty-five (45) days following the casualty, then Sublessee may elect to terminate this Sublease effective thirty (30) days following receipt of written notice from Sublessee.

                  10. Condemnation. If Sublessor is entitled to terminate the Lease pursuant to Paragraph 23 of the Lease, Sublessor may elect to terminate the Lease in accordance therewith, and in that event this Sublease shall terminate concurrently with the Lease without any liability of Sublessor to Sublessee. Sublessee shall have the right to terminate this Sublease in the event of a condemnation of more than twenty-five percent (25%) of the Premises or in the event less than twenty-five percent (25%) of the Premises is taken but the remaining portion of the Premises is inadequate for the continued operation of Sublessee's business as reasonably determined by Sublessee, and in either of such events Sublessee shall be entitled to receive only that portion of the condemnation award allocable to, and separately awarded to Sublessee on account of, Sublessee's moving expenses and any tenant improvements paid for solely by Sublessee which Sublessee would have the right to remove.

                  11. Landlord's Consent; Lease Limitations.

                  11.1 Landlord's Consent. Sublessee acknowledges that as to certain matters set forth in this Sublease, Sublessor has rights of approval or disapproval. In addition, Sublessee acknowledges that as to certain matters set forth in the Lease, Landlord has rights of approval or disapproval. If any matter requiring Sublessor's approval is submitted to Sublessor by Sublessee for Sublessor's approval, Sublessor shall respond to Sublessee in a timely manner. If Sublessor approves such matter and such matter further requires Landlord's approval, Sublessor shall promptly submit the same to Landlord and shall use reasonable efforts to obtain Landlord's approval of such matter. In no event, however, shall Sublessor's disapproval be deemed unreasonable if Landlord has disapproved of such matter nor shall Sublessor have any liability to Sublessee by reason thereof.

                  With respect to Paragraph 13 of the Lease, in the event Sublessee requests consent to an assignment or subletting, Sublessee shall be responsible for payment of all costs and expenses Sublessor may be required to pay to Landlord in connection therewith.

                  11.2 Lease Limitations. This Sublease is not intended to provide Sublessee with any rights or remedies in addition to those set forth in the Lease, which rights and remedies may be further limited by the provisions of this Sublease.

                  12. Notices.

                  12.1 General. Any notice required or desired to be given under this Sublease shall be in writing and all notices shall be given by personal delivery, mailing, or by reputable overnight courier. All notices personally given to Sublessee may be delivered to any person apparently in charge at the Premises, or any corporate officer or agent of Sublessee. All notices given by mail shall be served by first-class mail (registered or certified, return receipt requested), postage prepaid, addressed to the addresses set forth below.

                  To Sublessor:     Odwalla, Inc.
                                    100 Stone Pine Road
                                    Half Moon Bay, CA 94019
                                    Attention:

                  To Sublessee:     Passport Design, Inc.
                                    100 Stone Pine Road
                                    Half Moon Bay, CA 94019
                                    Attention: Eileen Charlton

Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this paragraph. Any notice given pursuant to this paragraph shall be deemed served when delivered by personal service, with delivery evidenced by a signed receipt, on the business day following delivery to a reputable overnight courier, or as of seventy-two (72) hours after the deposit thereof in the United States mail.

                  12.2 Notices from Landlord. Sublessee and Sublessor shall each send to the other a copy of all notices and other communications received from Landlord within forty-eight (48) hours of receipt.

                  13. Surrender of Premises. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Premises in accordance with the provisions of Paragraph 27 except that Tenant shall not be obligated to remove the Interim Improvements.

                  14. Quiet Enjoyment. Subject to the Sublease terminating through no fault of Sublessor under the Lease, Sublessor agrees that so long as Sublessee performs all of its obligations in this Sublease to be performed by Sublessee, then, subject to the rights of Landlord under the Lease, Sublessee shall enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises.

                  15. Option to Purchase. If Sublessor exercises its option to purchase the Premises under Paragraph 33 of the Lease, Sublessor agrees that Sublessor's and Landlord's title will not merge for purposes of the Sublease and the Sublease will remain in existence subject to the terms hereof.

                  16. Use. In addition to using the Premises for the permitted uses described in Paragraph 8(a) of the Lease incorporated herein, Tenant may, subject to obtaining Landlord's consent thereto, use the Premises for the manufacturing and distribution of software (if permitted by zoning laws applicable to the Premises).

                  17. General.

                  17.1 Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one instrument.

                  17.2 Construction of Sublease Provisions. This Sublease shall not be construed either for or against Sublessee or Sublessor, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

                  17.3 Entire Agreement. This Sublease, together with all exhibits attached hereto, is the entire agreement between the parties with respect to the Premises, and there are no binding agreements or representations between the parties except as expressed herein. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Sublessor or Sublessee, and Sublessor and Sublessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Sublessor and Sublessee with respect to the Premises and appurtenances thereto. No addition to, or modification of, any term or provision of this Sublease shall be effective until and unless set forth in a written instrument signed by both Sublessor and Sublessee.

                  17.4 Exhibits. All exhibits attached to this Sublease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed a part of this Sublease as though set forth in full in the body of the Sublease.

                  17.5 Attorneys' Fees. Any reference to "attorneys' fees" contained in this Sublease or the Lease shall include, without limitation, an allocable portion of the internal legal costs of Sublessor.

                  17.6 Preparation of Sublease. The parties acknowledge that this Sublease has been prepared by counsel for the property manager of Landlord as an accommodation to the parties. Neither the preparation of this Sublease nor approval hereof by Landlord shall constitute any representation or warranty by or on behalf of Landlord as to the adequacy of the terms of this Sublease to protect the interests of either Sublessor or Sublessee. Both parties acknowledge that they have been advised by Landlord to have this Sublease reviewed by counsel of their own choosing, and that they have had the opportunity to do so.

                  17.7 Common Entry. Sublessee acknowledges that Sublessor is the occupant of the second floor of the Building and that the only access to the second floor is through the common foyer to be constructed on the first floor of the Building leading to a door through which access to the second floor of the Building may be maintained. Sublessee agrees that Sublessor, its agents, servants, invitees and contractors, shall have a non-exclusive right of ingress to and egress from the second floor of the Building in and over the common foyer referred to immediately above, and that Sublessee shall not, and shall cause its agents, servants, invitees and contractors not to, enter the second floor of the Building.

                  IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the date first set forth above.

                                 SUBLESSOR:

                                 ODWALLA, INC.,
                                 a California corporation



                                 By:   /s/ Stephen Williamson
                                       _________________________________________

                                 Its:  Co-Chairman and Chief Executive Officer
                                       _________________________________________

                                 SUBLESSEE:

                                 PASSPORT DESIGN, INC.,
                                 a California corporation



                                 By:   /s/ E. J. Charlton
                                       _________________________________________

                                 Its:  Chief Financial Officer
                                       _________________________________________

                                     CONSENT



                  University Bank & Trust Company of Palo Alto, a California banking corporation ("Landlord"), lessor under the Lease attached hereto as Exhibit A, hereby consents to the subletting of the Premises described herein on the terms and conditions described in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other sublease or any further subletting. In connection with such subletting by Sublessee, Landlord agrees to pay the reasonable costs incurred by Sublessee to relocate its furniture, furnishings and personal property from the second floor of the Building to the first floor of the Building and/or to a local off-site storage facility (but in no event shall Landlord be required to pay any off-site storage fee associated with such storage). Such reasonable relocation costs shall be paid by Landlord within ten (10) days following receipt of a written statement or invoice therefor.

                  Landlord hereby agrees that the Interim Improvements referred to in this Sublease shall consist of those improvements (including, without limitation, low rise wall partitions) shown on those certain plans and specifications prepared by Erlich Rominger dated May 31, 1995. Sublessee shall have the right to review and approve any material modifications to such plans and specifications (which approval shall not be unreasonably withheld or delayed). Landlord further agrees that the Interim Improvements to be constructed in the Premises (as described in this Sublease) shall be in compliance with all laws and regulations, including, but not limited to, Title III of The Americans With Disability Act of 1990, 42 U.S.C. section 12101 et seq. and Title 24. Landlord also agrees that in connection with the construction of tenant improvements for Odwalla, Inc. pursuant to the terms of Exhibit "C" to the Lease described above, Landlord will plan such construction work to minimize any disruption to Sublessee to the extent practicable. In addition, in connection with the construction of the common foyer referred to in Paragraph
17.7 of the Sublease, Landlord agrees to take reasonable steps to secure the Premises during such construction.

                  Notwithstanding the provisions of Paragraph 8(a) of the Lease described above and incorporated into the Sublease, Landlord agrees that Sublessee may also use the Premises for manufacturing and distribution of software (provided such manufacturing and distribution of software is permitted by zoning laws applicable to the Premises).

                  Landlord agrees that if the Lease is terminated as a result of a default or breach of the same by Sublessor described above, then, so long as Sublessee is not in breach or default of any of its obligations under the Sublease, Landlord shall recognize Sublessee's interest under this Sublease and not disturb Sublessee in its subtenancy provided Sublessee attorns to Landlord on the terms and conditions of the Sublease.

                               LANDLORD:

                               UNIVERSITY BANK & TRUST COMPANY OF
                               PALO ALTO, California banking corporation


                               By:     /s/ Pamela Bagle
                                       _________________________________________

                               Its:    First Vice President
                                       _________________________________________

                                    EXHIBIT A

                                      LEASE

                                [To be attached]

                    AGREEMENT TERMINATING LEASEHOLD INTEREST
                              (Surrender of Lease)



                  This Agreement ("Agreement") is made and entered into this 14th day of June, 1995, by and between UNIVERSITY BANK & TRUST COMPANY OF PALO ALTO, a California banking corporation ("Landlord"), and PASSPORT DESIGNS, INC., a California corporation ("Tenant").

                                    RECITALS

                  A. Landlord's predecessor-in-interest, WWC Investments, Inc., and Tenant are parties to that certain Lease dated May 1, 1991 (the "Lease"), pursuant to which Tenant leases from Landlord and Landlord leases to Tenant that certain building located at 100 Stone Pine Road, Half Moon Bay, California (the "Building"). A copy of the Lease is attached as EXHIBIT A hereto.

                  B. It is the desire (i) of Landlord and Odwalla, Inc., a California corporation ("Odwalla"), to enter into a new lease for the Building (the "Odwalla Lease") and (ii) of Landlord and Tenant to terminate the Lease concurrently with the commencement date of the Odwalla Lease.

                  C. It is the further desire of Tenant and Odwalla to enter into a sublease for the first floor of the Building (the "Sublease"), the term of which shall commence concurrently with the termination of the Lease.

                  NOW, THEREFORE, the parties agree as follows:

                  1. The Lease shall be terminated as of the commencement date of the Sublease (the "Termination Date"), which Landlord, Tenant and Odwalla anticipate will be June 14, 1995. The termination of the Lease is contingent and conditioned upon the execution of the Sublease. In the event the Sublease is not executed by Tenant and Odwalla, for whatever reason, the Lease shall not terminate but shall continue in full force and effect.

                  Until the Termination Date, the Lease shall remain in full force and effect and Tenant agrees to continue to perform all of its obligations under the Lease, including, without limitation, the payment of all rent and other costs and expenses payable by Tenant thereunder as the same become due and payable.

                  2. On the Termination Date, Tenant shall vacate and surrender the Building to Landlord in the condition required by, and in accordance with, the terms of Paragraph 13 of the Lease, and if so surrendered by Tenant, Landlord shall accept the surrender thereof. Tenant quitclaims all of its right, title and interest to the Building under the Lease to Landlord as of the Termination Date.

                  3. All tenant improvements located in and fixtures attached to the Building shall remain without alteration.

                  4. Tenant acknowledges and agrees that Landlord is not holding a security deposit or any other monies pursuant to the Lease or otherwise or in which Tenant has any claim, right or interest.

                  5. The respective parties hereby agree that the Lease shall be terminated as of the Termination Date and, as of the Termination Date each party shall be relieved of any and all rights and responsibilities set forth in the Lease except the provisions of Section 6(c) of the Lease shall survive the Termination Date with respect to claims based on events or actions occurring prior to the Termination Date. The parties further agree that, as a condition to the effectiveness of this Agreement, Tenant shall be current on its rental obligations under the Lease accruing prior to the Termination Date.

                  6. Tenant acknowledges that Tenant's failure to vacate and surrender the Building to Landlord in the condition required by Section 1 above on or before the Termination Date may result in delaying the delivery of possession of the Building to Odwalla, causing Landlord to incur certain losses, costs and expenses not contemplated under this Agreement. Accordingly, if Tenant fails to vacate and surrender the Building in the condition required pursuant to
Section 1 above on or before the Termination Date, such continued possession shall be deemed to be without Landlord's consent, and Landlord shall be entitled to immediately pursue all rights and remedies available to it by law or under the Lease, including, without limitation, all rights and remedies available to a landlord based upon the unlawful detainer of premises by a tenant as described in California Code of Civil Procedure Section 1161(l), as amended or replaced.

                  7. The parties shall execute any and all documents necessary to effectuate the terms and purposes of this Agreement.

                  8. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Agreement, or to enforce, interpret or establish any term or condition hereof or the rights or remedies of either party, the prevailing party shall be entitled to recover, as part of such action or proceeding, reasonable attorneys' fees and costs, as may be fixed by the court or jury.

                  9. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly given when personally delivered (including delivery by overnight courier), or in lieu of such personal service, forty-eight
(48) hours after deposit in the United States mail, registered or certified mail, postage prepaid, to the address set forth below or to such other address of which the parties are subsequently notified in writing:

                  Landlord:         University Bank & Trust Company of Palo Alto
                                    c/o JMA Properties, Ltd.
                                    280 Second Street
                                    Los Altos, CA 94022
                                    Attn:   Mr. Art Chapman

                  Tenant:           Passport Designs, Inc.
                                    100 Stone Pine Road
                                    Half Moon Bay, CA 94019
                                    Attn:   Eileen Charlton

                  10. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, representatives, successors and assigns.

                  11. This Agreement may be executed in counterparts and each executed copy of this Agreement shall be deemed an original for all purposes.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    LANDLORD:

                                    UNIVERSITY BANK & TRUST COMPANY OF
                                    PALO ALTO, a California banking corporation



                                    By:  /s/ Pamela Bagle
                                         _______________________________________

                                    By:
                                         _______________________________________

                                    TENANT:

                                    PASSPORT DESIGNS, INC., a California
                                    corporation



                                    By:  /s/ E. J. Charlton
                                         _______________________________________

                                    By:
                                         _______________________________________

                           RENTAL ABATEMENT AGREEMENT



                  This Rental Abatement Agreement ("Agreement") is made on this 14th day of June, 1995, by and between UNIVERSITY BANK & TRUST COMPANY OF PALO ALTO, a California banking corporation ("Landlord"), and ODWALLA, INC., a California corporation ("Tenant").

                                    RECITALS

                  A. Landlord and Tenant have entered into that certain Office Lease (the "Lease") of even date herewith, pursuant to which Landlord leased to Tenant the premises commonly known as 100 Stone Pine Road, Half Moon Bay, California (the "Building"), more fully described in the Lease.

                  B. Tenant and Passport Design, Inc., a California corporation ("Passport"), have entered that certain Sublease (the "Sublease") of even date herewith, pursuant to which Tenant subleased to Passport the first floor of the Building (the "Sublease Premises").

                  C. In order to induce Tenant to enter into the Lease and the Sublease, Landlord has agreed to abate payment by Tenant of the monthly rent and operating expenses under the Lease with respect to the first floor of the Building, in the event Passport is in default in the payment of monthly rent and/or operating expenses under the Sublease, on the terms and conditions set forth herein.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Term. This Agreement shall be effective for the term of the Sublease and shall terminate upon the termination of the Sublease (subject to the provisions of Section 5 below), but not later than April 30, 1997.

                  2. Rent Abatement. In the event Passport does not pay to Tenant the monthly Base Rent or Sublessee's Proportionate Share of Operating Expenses (as those terms are defined in the Sublease) due under the Sublease on or before the fifth (5th) calendar day of any month during the term of the Sublease, Landlord hereby agrees that (i) the monthly Base Rent payable by Tenant to Landlord under the Lease with respect to the first floor of the Premises, and (ii) that portion of Tenant's Proportionate Share of Operating Expenses payable by Tenant to Landlord under the Lease and allocated to the first floor of the Premises, shall be abated until payment of the corresponding monthly Base Rent or Sublessee's Proportionate Share of Operating Expenses to Tenant by Passport.

                  3. Payment to Landlord. In the event the Monthly Base Rent or Tenant's Proportionate Share of Operating Expenses is abated as provided in
Section 2, and thereafter

Passport pays the corresponding monthly Base Rent and/or Sublessee's Proportionate Share of Operating Expenses to Tenant, Tenant shall promptly pay the abated Monthly Base Rent or Tenant's Proportionate Share of Operating Expenses to Landlord upon receipt of such payment from Passport.

                  4. Collection and Enforcement Efforts. Landlord acknowledges and agrees that Tenant shall have no obligation or responsibility to enforce the terms of the Sublease against Passport or to take enforcement action to collect from Passport any delinquent payments of Base Rent and/or Sublessee's Proportionate Share of Operating Expenses due under the Sublease. In the event Passport fails to pay any Base Rent or Sublessee's Proportionate Share of Operating Expenses due under the Sublease (or any other payments due under the Sublease) on the date such payment is due, then Tenant shall promptly notify Landlord in writing that such payment is delinquent and stating the amount of such delinquent payment. The foregoing notwithstanding, in the event of a default by Passport under the Sublease with respect to any performance obligations, Landlord shall not require performance thereof by Tenant under the Lease. Landlord shall have the right to seek to enforce such performance obligations on Tenant's behalf. Landlord may elect in its sole discretion, as managing agent for Tenant, to enforce the Sublease against Passport as provided below and take all reasonable and necessary steps to collect any delinquent payments owing by Passport under the Sublease (including, without limitation, the limitation of an unlawful detainer action to recover possession). In such event, Landlord shall indemnify and hold harmless Tenant against any claims by Passport directly arising out of the manner in which Landlord enforced the Sublease. Such indemnification and hold harmless obligation shall not extend to or cover any claims by Passport arising out of, or related to, any breach or alleged breach of the Sublease by Tenant.

                  In the event it is necessary that collection and enforcement efforts against Passport include the institution of an unlawful detainer action to recover possession of the Sublease Premises from Passport, Landlord may initiate such action against Passport on behalf of Tenant and Landlord shall be responsible for the cost thereof. Landlord shall be entitled to take all reasonable action to collect from Passport all payments of Base Rent and Sublessee's Proportionate Share of Operating Expenses due under the Sublease and apply such payments to sums due under the Lease by Tenant.

                  5. Termination of Sublease. In the event the Sublease is terminated (by either Landlord or Tenant) by reason of a default by Passport thereunder, then for a period (the "Abatement Period") equal to the lesser of
(i) one hundred twenty (120) days from and after the date that Tenant is entitled to possession of the Sublease Premises, or (ii) the period commencing on the date Tenant is entitled to possession of the Sublease Premises and ending on April 30, 1997, Tenant shall be entitled to an abatement of (a) the monthly Base Rent payable by Tenant to Landlord under the Lease with respect to the first floor of the Premises, and (b) that portion of Tenant's Proportionate Share of Operating Expenses payable by Tenant to Landlord under the Lease and allocated to the first floor of the Premises, for Abatement Period.

                  Upon termination of the Sublease, Landlord shall be entitled to collect all Rents (as that term is defined in the Sublease) due and owing from Passport, and shall be entitled to receive any and all damage awards or lease termination payments. In the event Tenant receives any such amounts or payments, Tenant shall promptly deliver the same to Landlord upon receipt.

                  6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, representatives, successors and assigns.

                  7. Counterparts. This Agreement may be executed in counterparts and each executed copy of this Agreement shall be deemed an original for all purposes.

                  The parties hereto have executed this Agreement as of the date first set forth above.

                                    LANDLORD:

                                    UNIVERSITY BANK & TRUST COMPANY OF
                                    PALO ALTO, a California banking corporation


                                    By:  /s/ Pamela Bagle
                                         _______________________________________

                                    By:
                                         _______________________________________

                                    TENANT:

                                    ODWALLA, INC.,
                                    a California corporation


                                    By:  /s/ Stephen Williamson
                                         _______________________________________

                                    Its: Co-Chairman and Chief Executive Officer
                                         _______________________________________


                                    By:
                                         _______________________________________

                       CONSENT TO TERMINATION OF SUBLEASE
                  AND TERMINATION OF RENTAL ABATEMENT AGREEMENT



                  This Consent to Termination of Sublease and Termination of Rental Abatement Agreement ("Agreement") is entered into as of March 31, 1996 by and between COMERICA BANK-CALIFORNIA, a California banking corporation ("Master Lessor") as successor-in-interest to University Bank & Trust Company of Palo Alto ("University Bank") and ODWALLA, INC., a California corporation ("Sublessor") with respect to the following facts:

                  A. On or about June 14, 1995 Master Lessor and Sublessor entered into that certain Office Lease ("Master Lease") pursuant to which University Bank leased approximately 14,700 square feet of space at 100 Stone Pine Road, Half Moon Bay, California ("Premises").

                  B. On or about June 14, 1995 Sublessor entered into that certain Sublease pursuant to which Sublessor leased to Passport Designs, Inc. ("Sublessee") a portion of Premises consisting of approximately 7,292 square feet of space.

                  C. On or about June 14, 1995 University Bank and Sublessor entered into that certain Rental Abatement Agreement pursuant to which University Bank and Sublessor provided for rental abatement under the Master Lease between University Bank as landlord, and Sublessor, as tenant, in the circumstances described in said Rental Abatement Agreement.

                  D. The Rental Abatement Agreement by its terms is effective only so long as the Sublease is in effect.

                  E. Sublessor and Sublessee have entered into that certain letter agreement dated April 1, 1996 from Sublessor to Sublessee pursuant to which Sublessor and Sublessee agreed to terminate this Sublease.

                  F. Master Lessor and Sublessor wish to confirm that the termination of the Sublease terminates the rights and obligations of the parties to the Rental Abatement Agreement.

                  NOW, THEREFORE, Master Lessor and Sublessor agree as follows:

                  1. Rental Abatement Terminated. Effective March 31, 1996 the rights and obligations of Master Lessor and Sublessor pursuant to the Rental Abatement Agreement are terminated. Master Lessor and Sublessor hereby confirm that the Rental Abatement Agreement terminates at the same time the Sublease is terminated, i.e., March 31, 1996.

                  2. Consent to Termination of Sublease. Master Lessor consents to the termination of the Sublease.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                 MASTER LESSOR:

                                 COMERICA BANK-CALIFORNIA, a California
                                 banking corporation



                                 By:   /s/ Annette E. Causey
                                       _________________________________________

                                 Its:  Vice President
                                       _________________________________________

                                 SUBLESSOR:

                                 ODWALLA, INC., a California corporation



                                 By:   /s/ Stephen Williamson
                                       _________________________________________

                                 Its:  Co-Chairman and Chief Executive Officer
                                       _________________________________________